                                                                     EXHIBIT 2.5

                AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                              MAHWAH HOLDING CORP.,
                                   as Seller,

                                       and

            AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.
                                  as Purchaser

                                 January 7, 1998


                          Mahwah Crossroads, New Jersey

                                TABLE OF CONTENTS


                                                                        Page
     SECTION 1.  DEFINITIONS...............................................1

      1.1. "Acquisition Costs".............................................1
      1.2. "Adjustments" ..................................................2
      1.3. "Affiliate" ....................................................2
      1.4. "Agreement" ....................................................2
      1.5. "Business Day" .................................................2
      1.6. "Change in Control" ............................................2
      1.7. "Closing" ......................................................2
      1.8. "Closing Date" .................................................2
      1.9. "Code"..........................................................2
      1.10. "Condominium Association" .....................................3
      1.11. "Construction Costs" ..........................................3
      1.12. "Contracts" ...................................................3
      1.13. "Cut-Off Time" ................................................3
      1.14. "Declaration of Condominium" ..................................3
      1.15. "Defective Property" ..........................................3
      1.16. "Deposit" .....................................................4
      1.17. "Diligence Notice".............................................4
      1.18. "Documents" ...................................................4
      1.19. "Due Diligence Material" ......................................4
      1.20. "Environmental Laws" ..........................................4
      1.21. "Environmental Reports" .......................................4
      1.22. "Escrow Agent" ................................................4
      1.23. "Escrow Agreement" ............................................4
      1.24. "Estoppel Certificate" ........................................4
      1.25. "Exchange Act" ................................................5
      1.26. "Exchange Act Documents" ......................................5
      1.27. "Exchange Rights Agreement" ...................................5
      1.28. "Excluded Intellectual Property" ..............................5
      1.29. "FF&E" ........................................................5
      1.30. "FF&E Leases" .................................................6
      1.31. "Financial Statements" ........................................6
      1.32. "Franchise Agreement" .........................................6
      1.33. "Franchisor Comfort Letters" ..................................6
      1.34. "Full Service Hotels" .........................................6
      1.35. "Group Two Sale Agreement" ....................................6
      1.36. "Hazardous Substance" .........................................6
      1.37. "Hotel" .......................................................6
      1.38. "Improvements" ................................................6
      1.39. "Intangible Property" .........................................6
      1.40. "Leased FF&E" .................................................7
      1.41. "Liquidated Damages" ..........................................7
      1.42. "Liquor License" ..............................................7
      1.43. "Lock-Up Agreement" ...........................................7
      1.44. "LP Agreement" ................................................7
      1.45. "LP Units" ....................................................7
      1.46. "Mortgagee" ...................................................7
      1.47. "Offer" .......................................................7
      1.48. "Operating Leases" ............................................7

                                      (i)

      1.49. "Operating Lessee" .............................................7
      1.50. "Original Agreement"............................................7
      1.51. "Other Agreements"..............................................8
      1.52. "Other Revenues" ...............................................8
      1.53. "Permitted Encumbrances"........................................8
      1.54. "Person" .......................................................8
      1.55. "Project Plan" .................................................8
      1.56. "Properties" ...................................................8
      1.57. "Proposed AmeriSuites Hotel" ...................................8
      1.58. "Prorations Settlement" ........................................8
      1.59. "Purchase Price" ...............................................8
      1.60. "Purchaser" ....................................................8
      1.61. "Real Property" ................................................8
      1.62. "REIT" .........................................................9
      1.63. "Registration Rights Agreement" ................................9
      1.64. "Restricted Period" ............................................9
      1.65. "Room Revenues" ................................................9
      1.66. "Securities Act" ...............................................9
      1.67. "SEC Documents" ................................................9
      1.68. "Seller" .......................................................9
      1.69. "Seller's knowledge" ...........................................9
      1.70. "Seller Subsidiary" ............................................9
      1.71. "Space Leases" .................................................9
      1.72. "Subordination, Nondisturbance and Attornment Agreement" .......9
      1.73. "Surveys" .....................................................10
      1.74. "Survival Period" .............................................10
      1.75. "Title Commitments" ...........................................10
      1.76. "Title Company" ...............................................10
      1.77. "Unit Component" ..............................................10
      1.78. "WARN Act" ....................................................10

      SECTION 2.  PURCHASE AND SALE........................................10

      2.1. Purchase and Sale...............................................10
      2.2. Deposit.........................................................10
      2.3. Closing.........................................................11
      2.4. Purchase Price..................................................11
      2.5  Tax Free Exchange...............................................12

     SECTION 3.  DILIGENCE; CASUALTY AND CONDEMNATION......................12

      3.1. Diligence Inspections...........................................12
      3.2. Defective Property..............................................15
      3.3. Title Matters...................................................16
      3.4. Survey..........................................................17
      3.5. Additional Termination Option...................................17
      3.6. Adjournment of Closing..........................................18

     SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.............18

      4.1. Closing Documents...............................................18
      4.2. Condition of Properties.........................................20
      4.3. Title Policies..................................................21
      4.4. Opinions of Counsel.............................................21
      4.5. Other Approvals.................................................21


                                      (ii)

      4.6. Representations.................................................21
      4.7. Default under Group Two Sale Agreement..........................21
      4.8. Default under Other Agreements..................................21

     SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE................22

      5.1. Purchase Price..................................................22
      5.2. Closing Documents...............................................22
      5.3. Opinion of Counsel..............................................22
      5.4. Other Approvals.................................................23
      5.5. Representations.................................................23
      5.6. Default under Group Two Sale Agreement..........................23
      5.7. Amendment to LP Agreement.......................................23
      5.8. Default under Other Agreements..................................23

     SECTION 6.  REPRESENTATIONS OF SELLER.................................23

      6.1. Status and Authority of Seller..................................24
      6.2. Action of Seller................................................24
      6.3. No Violations of Agreements.....................................24
      6.4. Litigation......................................................24
      6.5. Existing Leases, Agreements, Etc................................24
      6.6. Franchise Agreement.............................................25
      6.7. Declaration of Condominium......................................25
      6.8. Contracts.......................................................25
      6.9. Taxes...........................................................25
      6.10. Not A Foreign Person...........................................25
      6.11. Hazardous Substances...........................................25
      6.12. Insurance......................................................26
      6.13. FF&E...........................................................26
      6.14. Employment and Union Contracts.................................26
      6.15. Adjacent Land Leases...........................................26
      6.16. Trademarks.....................................................26
      6.17. Compliance with Laws...........................................26
      6.18. Inventory......................................................26
      6.19. Securities Laws................................................26
      6.20. Holder of Liquor License.......................................28

     SECTION 7.  REPRESENTATIONS OF PURCHASER..............................30

      7.1. Status and Authority of Purchaser...............................30
      7.2. Action of Purchaser.............................................30
      7.3. No Violations of Agreements.....................................30
      7.4. Litigation......................................................30
      7.5. No Conflicts....................................................30
      7.6. LP Units and the Partnership....................................31
      7.7. REIT Status.....................................................31
      7.8. REIT Filings....................................................31

     SECTION 8.  COVENANTS OF SELLER AND PURCHASER.........................32

      8.1. Covenants of Seller.............................................32
      8.2. Covenants of Purchaser..........................................35

     SECTION 9.  CLOSING COSTS.............................................36

      9.1. Closing Costs...................................................36

                                     (iii)

     SECTION 10.  DEFAULT..................................................36

      10.1. Default by Seller..............................................36
      10.2. Default by Purchaser...........................................37

     SECTION 11. LIQUOR LICENSE; FRANCHISE AGREEMENT.......................37

      11.1. Liquor License.................................................37
      11.2. Franchise Agreement............................................38
      11.3. License for Excluded Intellectual Property.....................39

     SECTION 12.  ADJUSTMENTS, PRORATIONS, AND DEPOSITS....................39

      12.1. Matters to be Adjusted or Prorated.............................39
      12.2. Certiorari Proceeding..........................................41

     SECTION 13.  RIGHT OF FIRST REFUSAL; RADIUS RESTRICTION;
                  AMERISUITES HOTEL PURCHASE OPTION........................41

      13.1. Right of First Refusal on Full Service Hotels..................41
      13.2.  Radius Restriction............................................43
      13.3.  AmeriSuites Hotels............................................43
      13.4.  Multi-Property Exception......................................47
      13.5.  Survival and Damages..........................................47
      13.6.  General Provisions............................................47

     SECTION 14.  MISCELLANEOUS............................................48

      14.1. Agreement to Indemnify.........................................49
      14.2. Brokerage Commissions..........................................50
      14.3. Publicity......................................................50
      14.4. Confidentiality................................................50
      14.5. Notices........................................................51
      14.6. Waivers, Etc...................................................52
      14.7. Assignment; Successors and Assigns.............................53
      14.8. Severability...................................................53
      14.9. Counterparts, Etc..............................................53
      14.10. Governing Law.................................................54
      14.11. Performance on Business Days..................................54
      14.12. Attorneys' Fees...............................................54
      14.13. Section and Other Headings....................................54
      14.14. Financing and Priority of Operating Lease.....................54
      14.15. Group Two Purchase and Sale Agreement.........................55
      14.16. Exceptions to Liquidated Damages..............................55

                                      (iv)

EXHIBITS*

Exhibit          B             Legal Description of the Property
Exhibit          C             Form of Exchange Rights Agreement
Exhibit          D             Franchise Agreement
Exhibit          E-1           Form of Franchisor Comfort Letter in favor of
                                 Purchaser
Exhibit          E-2           Form of Franchisor Comfort Letter in favor of
                                 Mortgagee
Exhibit          G             Form of Lock-Up Agreement
Exhibit          H             Form of Operating Lease
Exhibit          I             List of Personal Property and Equipment Subject
                                 to UCC Financing Statements
Exhibit          J             Form of Registration Rights Agreement
Exhibit          K             List of Space Lease and Security Deposits
Exhibit          L             Form of Subordination, Non-Disturbance and
                                 Attornment Agreement
Exhibit          O             Form of Representation Letter to Accountants
Exhibit          R             Form of Bill of Sale and Assignment Agreement
Exhibit          S             Form of Assignment and Assumption of Space Leases
Exhibit          T             List of Leased FF&E
Exhibit          U             List of Employment Agreements and Union Contracts
Exhibit          V             Exclusions to Representations Regarding
                                 Compliance with Applicable Laws
Exhibit          W             Form of Assignment and Assumption of Contracts
                                 (from Seller to Operating Lessee)
Exhibit          X             Environmental Report

--------------------

* The following Exhibits have been deemed non-material for investment purposes however, a copy of any Exhibit will be furnished to the Securities and Exchange Commission upon request.

                                      (v)

                AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

         THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT is made as of the 7th day of January, 1998, between MAHWAH HOLDING CORP., a Delaware corporation ("Seller"), as seller, and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P. ("Purchaser"), as purchaser.

                             W I T N E S S E T H:

                  WHEREAS, Prime Hospitality Corp., a Delaware corporation ("Prime"), and Purchaser entered into that certain Purchase and Sale Agreement
  -----
 dated as of November 20, 1997, as amended by Amendment to Purchase and Sale Agreement dated January 7, 1998 (the "Original Agreement"), for the sale of
                                       ------------------
 certain properties, including the Property (as defined below); and

                  WHEREAS, Prime and Purchaser desire to amend and restate the Original Agreement in the form of eight separate contracts, one contract for each of the Properties (as defined in the Original Agreement) (such contracts other than this Agreement being referred to herein as the "Other Agreements");
                                                           ----------------
and

                  WHEREAS, this Agreement shall constitute one of such eight separate contracts which shall amend and restate the Original Agreement; and

                  WHEREAS, Seller, a wholly-owned subsidiary of Prime, is the fee owner to the Property;

                  WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase Seller's interest in the Property, subject to and upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree that, with respect to the Property, all of the provisions of the Original Agreement are superseded, amended and restated in their entirety to read as follows:

SECTION 1.  DEFINITIONS.

                  Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

                   1.1.    "Acquisition Costs" shall mean all costs and expenses
                            -----------------
incurred by Seller in connection with the proposed acquisition of a Proposed AmeriSuites Hotel, including without limitation, the purchase price under any contract of sale for the same, any architect, engineer, attorney, accountant and other professional fees, any due diligence expenses incurred in assessing the Proposed AmeriSuites Hotel, title and survey costs, transfer taxes and pre-opening expenses of the hotel, including without limitation, costs incurred in the reflagging of the hotel, promotional and advertising expenses, administrative expenses, employee hiring and training expenses, the cost of supplies, equipment and furniture purchased for the hotel, governmental, utility or other deposits required for operation of the hotel and similar costs.

                   1.2.    "Adjustments" shall have the meaning given such term
                            -----------
in Section 12.1.
   ------------

                   1.3.    "Affiliate" shall mean, with respect to any entity,
                            ---------
any entity that , directly or indirectly, controls or is controlled by or is under common control with such entity. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, through the ownership of voting securities, partnership interests or other equity interests.

                   1.4.    "Agreement" shall mean this Amended and Restated
                            ---------
Purchase and Sale Agreement, together with Exhibits A through X attached hereto,
                                           ----------
as it and they may be amended from time to time as herein provided.

                   1.5.    "Business Day" shall mean any day other than a
                            ------------
Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized by law or executive action to close.

                   1.6.    "Change in Control" shall mean (a) any merger or
                            -----------------
consolidation of Seller with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the beneficial ownership of Seller, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction any Person is or becomes, directly or indirectly, the beneficial owner of more than fifty percent (50%) of the shares of the total voting power of Seller; or (y) any Person obtains the power to direct or cause the direction of the management policies of Seller, whether through voting securities or by contract or otherwise.

                   1.7.    "Closing" shall have the meaning given such term in
                            -------
Section 2.3.
-----------

                   1.8.    "Closing Date" shall have the meaning given such term
                            ------------
in Section 2.3.
   -----------

                   1.9.    "Code" shall mean the Internal Revenue Code of 1986,
                            ----
as amended, and the treasury regulations promulgated thereunder.

                   1.10.   "Condominium Association" shall mean that certain
                            -----------------------
Crossroads Condominium Association, Inc. established pursuant to the Declaration of Condominium.

                   1.11.   "Construction Costs" shall mean all hard and soft
                            ------------------
costs incurred by Seller or the Seller Subsidiary, as appropriate, in connection with the acquisition of the site and construction and related improvements for a Proposed AmeriSuites Hotel, including without limitation (a) the cost of funds used for such construction, whether provided by a third party lender or by Seller (the interest on such funds being calculated in the latter event at a rate equal to the prime rate reported in the Money Rates column or comparable section of The Wall Street Journal (or if The Wall Street Journal is no longer
           -----------------------        -----------------------
published, a different publication designated by Seller) as the rate then in effect for corporate loans at large U.S. money center commercial banks, plus three percent (3%) compounded monthly), (b) attorney, accountant, engineer, architect, contractor and other professional fees; (c) any due diligence expenses incurred in assessing a site for the Proposed AmeriSuites Hotel; (d) title and survey costs; (e) transfer taxes; and (f) pre-opening expenses of the hotel, including without limitation, promotional and advertising expenses, administrative expenses, employee hiring and training expenses, the cost of supplies, equipment and furniture ordered or purchased for the hotel, governmental, utility or other deposits required for operation of the hotel and similar costs.

                   1.12.   "Contracts" shall mean all hotel licensing agreements
                            ---------
and other service contracts (including without limitation the Franchise Agreement and the Liquor License), equipment leases, booking agreements and other arrangements or agreements to which Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Property, to the extent Seller's interest therein is assignable or transferable.

                   1.13.   "Cut-Off Time" shall mean 12:01 a.m. on the Closing
                            ------------
Date of this Agreement.

                   1.14.   "Declaration of Condominium" shall mean that certain
                            --------------------------
Master Deed for Crossroads Condominium dated December 28, 1994 and recorded in Deed Book 7761, Page 1 of the land records for Bergen County, New Jersey.

                   1.15.   "Defective Property" shall mean the Property if and
                            ------------------
when such Property (i) has been condemned in whole or in part, or (ii) by reason of damage by fire, vandalism, acts of God or other casualty or cause, has suffered damage such that expenditures equal to or greater than $500,000 (as such cost is determined by an architect or engineer selected by Seller and reasonably satisfactory to Purchaser) shall be required in order to restore the Property into substantially the same condition as existing prior to such damage.

                   1.16.   "Deposit" shall have the meaning given such term in
                            -------
Section 2.2.
-----------

                   1.17.   "Diligence Notice" shall mean that certain letter,
                            ----------------
dated November 26, 1997, from Purchaser to Seller, delivered pursuant to Sections 3.3 and/or 3.4 of the Original Agreement.

                   1.18.   "Documents" shall mean all books, records and files
                            ---------
relating to the leasing, maintenance, management or operation of the Property.

                   1.19.   "Due Diligence Material" shall have the meaning set
                            ----------------------
forth in Section 14.4.
         ------------

                   1.20.   "Environmental Laws" shall mean the Comprehensive
                            ------------------
Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Clean Water Act, 33 U.S.C.
(S) 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq., and the Occupational Safety and Health Act, 29 U.S.C. (S) 651, et seq., as any of the preceding have been amended prior to the date hereof, and any other federal, state, or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of the environment or of human health from environmental effects of Hazardous Substances and which are applicable to the Hotel.

                   1.21.   "Environmental Report" shall have the meaning given
                            --------------------
such term in Section 6.11.
             ------------

                   1.22.   "Escrow Agent" shall mean Chicago Title Insurance
                            ------------
Company.

                   1.23.   "Escrow Agreement" shall mean that certain Escrow
                            ----------------
Deposit Agreement dated as of even date herewith among Purchaser, Seller and Escrow Agent.

                   1.24.   "Estoppel Certificate" shall mean a statement in
                            --------------------
favor of Purchaser and/or any Mortgagee certifying to such matters as Purchaser and/or its Mortgagee may reasonably request, including, without limitation, the following:

                  (a) when from the Condominium Association, that an attached copy of the Declaration of Condominium is a true, correct and complete copy of such Declaration of Condominium which has not been modified except as identified; the date through which Seller has paid all assessments and common charges, that Seller is not in monetary or other default under the Declaration of Condominium; that no event has occurred which with the giving of notice or the passage of time or both will become a default under the Declaration of Condominium; and to any other matters which the Condominium Association is required to certify pursuant to the terms of the Declaration of Condominium;

                  (b) when from the franchisor under the Franchise Agreement, that an attached copy of the Franchise Agreement is a true, correct and complete copy of such Franchise Agreement which has not been modified except as identified; that Seller is not in monetary or other default under the Franchise Agreement and that no event has occurred which with the giving of notice or the passage of time or both will become a default under the Franchise Agreement; and to any other matters which franchisor is required to certify pursuant to the terms of the Franchise Agreement;

each in a form reasonably acceptable to said Condominium Association or franchisor; provided, however, that if any Declaration of Condominium or Franchise Agreement, (i) does not require and the estoppel certificate is delivered without the inclusion of a statement that no event has occurred which with the giving of notice or the passage of time or both will become a default, or (ii) refers to any non-monetary, immaterial defaults under the relevant document on an estoppel certificate, then in either case the estoppel certificate shall be deemed satisfactory to fulfill Seller's obligations under
Section 4.1(h), provided Seller shall indemnify and hold harmless Purchaser
--------------
against any loss, cost, damage, claim or liability occasioned by such immaterial default.

                   1.25.   "Exchange Act" shall mean the Securities Exchange Act
                            ------------
of 1934, as amended.

                   1.26.   "Exchange Act Documents" shall have the meaning given
                            ----------------------
such term in Section 7.8.
             -----------

                   1.27.   "Exchange Rights Agreement" shall mean that certain
                            -------------------------
Exchange Rights Agreement, substantially in the form of Exhibit C, to be entered
                                                        ---------
into by Purchaser, American General Hospitality Corporation and Prime, as of the Closing Date.

                   1.28.   "Excluded Intellectual Property" shall mean all
                            ------------------------------
trademarks, trade names, copyrights, patents or technical processes owned or used, in whole or in part, by Seller at the Property and also used in connection with any other property owned, leased or managed by Seller (and shall not include such items which are used with respect to Seller itself or Seller's Affiliates).

                   1.29.   "FF&E" shall mean all supplies, appliances,
                            ----
machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever located in or at, or used exclusively in connection with the ownership, operation or maintenance of the Property, excluding however (a) the Leased FF&E and (b) any such items which are owned by tenants, subtenants, concessionaires or licenses under the Space Leases, guests, invitees, employees, agents or independent contractors.

                   1.30.   "FF&E Leases" shall mean the leases for all of the
                            -----------
Leased FF&E.

                   1.31.   "Financial Statements" shall have the meaning given
                            --------------------
such term in Section 3.1(b).
             --------------

                   1.32.   "Franchise Agreement" shall mean the hotel licensing
                            -------------------
agreement applicable to the Hotel which is listed on Exhibit D, pursuant to
                                                     ---------
which the Hotel is operated under the flag identified on Exhibit D.
                                                         ---------

                   1.33.   "Franchisor Comfort Letters" shall mean letters from
                            --------------------------
franchisor under the Franchise Agreement in favor of the Purchaser (or such designee of Purchaser as may take title to the Property, provided Purchaser advises Seller of such designee at least thirty (30) days prior to Closing) and any Mortgagee, substantially in the forms attached as Exhibits E-1 and E-2 or in
                                                      ------------     ---
such other form as the franchisor, Purchaser or Purchaser's designee or Mortgagee, as applicable, shall agree, provided that such other form substantially covers the matters set forth in said Exhibits E-1 and E-2.
                                                   ------------     ---

                   1.34.   "Full Service Hotels" shall mean hotels with a
                            -------------------
restaurant and meeting facilities and may have some or all of the following: conference facilities, banquet space, lounge areas, gift shops, recreational facilities (including swimming pool), and guest services (including room service, valet service and laundry).

                   1.35.   "Group Two Sale Agreement" shall have the meaning
                            ------------------------
given that term in Section 14.15.
                   -------------

                   1.36.   "Hazardous Substance" shall mean any substance
                            -------------------
defined as a "hazardous waste," "hazardous substance," "toxic substance," "hazardous material," pollutant, contaminant or any word of similar import under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, explosives, radioactive materials, dioxin, or urea formaldehyde insulation.

                   1.37.   "Hotel" shall mean the hotel located at the Property.
                            -----

                   1.38.   "Improvements" shall mean all buildings, fixtures,
                            ------------
walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property or the Lease Property.

                   1.39.   "Intangible Property" shall mean all transferable or
                            -------------------
assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, telephone exchange numbers identified with the Property held by Seller and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to the Property held by Seller, including without limitation all trademarks, trade names, copyrights, patents or technical processes, owned and used by Seller which pertain solely to the Property and expressly excluding the Excluded Intellectual Property and all trademarks, trade names, copyrights, patents or technical processes used with respect to Seller itself or Seller's Affiliates, and expressly excluding the Contracts.

                   1.40.   "Leased FF&E" shall have the meaning given such term
                            -----------
in Section 6.13.
   ------------

                   1.41.   "Letter of Credit" shall have the meaning given such
                            ----------------
term in Section 2.2.
        -----------

                   1.42.   "Liquidated Damages" shall have the meaning given
                            ------------------
such term in Section 10.1.
             ------------

                   1.43.   "Liquor License" shall mean a license to provide
                            --------------
alcoholic beverages at the Hotel issued by the state in which the Hotel is located or other applicable governmental authority.

                   1.44.   "Lock-Up Agreement" shall mean that certain Lock-Up
                            -----------------
Agreement, substantially in the form of Exhibit G.
                                        ---------

                   1.45.   "LP Agreement" shall have the meaning given such term
                            ------------
in Section 2.4.
   -----------

                   1.46.   "LP Units" shall have the meaning given such term in
                            --------
Section 2.4.
-----------

                   1.47.   "Mortgagee" shall mean any and all lenders who
                            ---------
provides financing to Purchaser in connection with the Property .

                   1.48.   "Offer" shall have the meaning given such term in
                            -----
Section 13.
----------

                   1.49.   "Operating Lease" shall mean the lease to be entered
                            ---------------
into between Purchaser or its designee, as landlord, and Operating Lessee, as tenant, on the Closing Date with respect to the Property, substantially in the form of Exhibit H.
        ---------

                   1.50.   "Operating Lessee" shall mean a wholly-owned
                            ----------------
subsidiary of Seller as tenant, of an Operating Lease(s); which is a single-purpose entity with the sole purpose of leasing, managing, maintaining, operating and performing other related functions for the Hotel.

                   1.51.   "Original Agreement" shall have the meaning given
                            ------------------
such term in the recitals to this Agreement.

                   1.52.   "Other Agreements" shall have the meaning given such
                            ----------------
term in the recitals to this Agreement.

                   1.53.   "Other Revenues" shall have the meaning given such
                            --------------
term in Section 12.1.
        ------------

                   1.54.   "Permitted Encumbrances" shall mean (a) liens for
                            ----------------------
taxes, assessments and governmental charges with respect to the Property not yet due and payable or due and payable but not yet delinquent or as to which adequate reserves are provided therefor; (b) the Space Leases; (c) the Declaration of Condominium and related documents and restrictions, (d) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of the Property as a hotel as currently operated and constructed; (e) UCC Financing Statements securing the purchase price of FF&E under the FF&E Leases identified on Exhibit I; provided, however,
                                                  ---------
that such liens shall be confined to the asset in question and the aggregate principal amount of indebtedness secured by such liens shall not exceed the cost of acquisition or construction of the property subject thereto; (f) such other nonmonetary encumbrances with respect to the Property which are not objected to by Purchaser in accordance with Section 3; and (g) such exceptions or matters,
                                ---------
as the case may be, otherwise accepted by Purchaser pursuant to Section 3.
                                                                ---------

                   1.55.   "Person" shall mean any individual, corporation,
                            ------
general and limited partnership, limited liability company, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust or other legal entity.

                   1.56.   "Prime" shall have the meaning given such term in the
                            -----
recitals to this Agreement.

                   1.57.   "Project Plan" shall have the meaning given such term
                            ------------
in Section 13.3.
   ------------

                   1.58.   "Property" shall mean, all of the Seller's interest
                            --------
in the Real Property and in the FF&E, the Documents, the Improvements and the Intangible Property relating to the Real Property.

                   1.59.   "Proposed AmeriSuites Hotel" shall have the meaning
                            --------------------------
given such term in Section 13.3.
                   ------------

                   1.60.   "Prorations Settlement" shall have the meaning given
                            ---------------------
such term in Section 12.1.
             ------------

                   1.61.   "Purchase Price" shall have the meaning given such
                            --------------
term in Section 2.4.
        -----------

                   1.62.   "Purchaser" shall have the meaning given such term in
                            ---------
the preamble to this Agreement.

                   1.63.   "Real Property" shall mean the real property
                            -------------
described in Exhibit B, together with all easements, rights of way, privileges,
             ---------
licenses and appurtenances which Seller may now own with respect thereto.

                   1.64.   "REIT" shall have the meaning given such term in
                            ----
Section 2.4.
-----------

                   1.65.   "Registration Rights Agreement" shall mean that
                            -----------------------------
certain Registration Rights Agreement, substantially in the form of Exhibit J,
                                                                    ---------
to be entered into by Purchaser, American General Hospitality Corporation and Prime, as of the Closing Date.

                   1.66.   "Restricted Period" shall have the meaning given such
                            -----------------
term in Section 13.
        ----------

                   1.67.   "Room Revenues" shall have the meaning given such
                            -------------
term in Section 12.1.
        ------------

                   1.68.   "Securities Act" shall have the meaning given such
                            --------------
term in Section 6.20.
        ------------

                   1.69.   "SEC Documents" shall mean all reports, schedules,
                            -------------
forms, statements and other documents filed by the REIT with the SEC pursuant to the Securities Act and the reporting requirements of Section 13 of the Exchange Act.

                   1.70.   "Seller" shall have the meaning given such term in
                            ------
the preamble to this Agreement

                   1.71.   "Seller's knowledge" shall mean the actual knowledge,
                            ------------------
after review of the Seller's records with respect to the matter at issue, of (a) John M. Elwood, Executive Vice President and Chief Financial Officer, (b) David Simon, President and Chief Executive Officer, (c) Richard Szymanski, Vice President and Corporate Controller, (d) Joseph Bernadino, Senior Vice President, Secretary and Corporate Counsel, (e) Linda Rials, Regional Vice President, (f) Steve Kronick, Regional Vice President, (g) Peter Marino, Regional Vice President and (e) the present general manager of the Property. The individuals identified in this Section 1.71 are the individuals in the Seller who are most
                   ------------
likely to have information concerning matters to which Seller is making a representation or warranty in this Agreement.

                  1.72.    "Seller Subsidiary" shall have the meaning set forth
                            -----------------
in Section 13.1.
   ------------

                   1.73.   "Space Leases" shall mean, collectively, all of the
                            ------------
leases, together with any amendments or modifications thereto, for the lease of space within the Property with Seller as lessor which are identified on Exhibit
                                                                        -------
K.
-

                   1.74.   "Subordination, Nondisturbance and Attornment
                            --------------------------------------------
Agreement" shall mean if Mortgagee desires a lien superior in priority to the
---------
Operating Lease, an agreement substantially in the form attached hereto as Exhibit L.
---------

                   1.75.   "Survey" shall have the meaning given such term in
                            ------
Section 3.4.
-----------

                   1.76.   "Survival Period" shall have the meaning given such
                            ---------------
term in Section 6.
        ---------

                   1.77.   "Title Commitment" shall have the meaning given such
                            ----------------
term in Section 3.3.
        -----------

                   1.78.   "Title Company" shall mean, collectively, Chicago
                            -------------
Title Insurance Company and Commonwealth Land Title Insurance Company, each as a 50% co-insurers, or such other title insurance company or companies as shall have been reasonably approved by Purchaser and Seller.

                   1.79.   "Unit Component" shall have the meaning given such
                            --------------
term in Section 2.3.
        -----------

                   1.80.   "WARN Act" shall have the meaning given such term in
                            --------
Section 8.1(e).
--------------

SECTION 2.  PURCHASE AND SALE

                   2.1.    Purchase and Sale. In consideration of the mutual
                           -----------------
covenants herein contained, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, all of Seller's right, title and interest in and to the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

                   2.2.    Deposit. Purchaser has deposited with the Escrow
                           -------
Agent the sum of One Million Three Hundred Thirty-Eight Thousand Dollars ($1,338,000) (together with all interest accrued thereon, the "Deposit") in the form of an unconditional, irrevocable letter of credit issued by Bank One, Texas, N.A. (the "Letter of Credit"). The Letter of Credit shall be in the
                  ----------------
amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), which amount shall represent the Deposit as well as the deposits required pursuant to the Other Agreements. The Deposit (and the Letter of Credit) shall be held pursuant to, and disbursed according to, the terms of the Escrow Agreement. Notwithstanding anything to the contrary contained in this Agreement, until the Deposit is disbursed in accordance with the Escrow Agreement, this Agreement shall not terminate and shall remain in full force and effect to the extent necessary for such purpose.

                   2.3.    Closing. The purchase and sale of the Property shall
                           -------
be consummated at a closing (the "Closing") to be held at the offices of Willkie
                                  -------
Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York or at such other location as Seller and Purchaser may agree, at 10:00 a.m. local time, on January 9, 1998 or such earlier date as Seller and Purchaser may agree upon (the "Closing Date"); provided, however, that Seller shall have the right,
           ------------
by written notice to Purchaser, to adjourn the Closing Date for up to ninety
(90) days as set forth in Section 3 or to satisfy its obligations under Section
                          ---------                                     -------
4, unless such obligations shall have been waived by Purchaser and provided that
-
such adjournent with respect to the Property shall not adjourn the Closing with respect to any of the other Properties to be conveyed under the Other Agreements.

                   2.4.    Purchase Price.
                           --------------

                  (a) At the Closing, Purchaser shall pay to Seller for the Property a purchase price (the "Purchase Price") in the amount of Twenty Four
                                --------------
Million Six Hundred Ninety-Five Thousand Dollars ($24,695,000), allocated Twenty-Two Million One Hundred Thousand Dollars ($22,100,000) to the Real Property and Improvements and Two Million Five Hundred Ninety-Five Thousand Dollars ($2,595,000) to the personal property including, without limitation, the FF&E and the Intangible Property.

                  (b) A portion of the Purchase Price (plus or minus adjustments and prorations as set forth in Section 12 hereof) shall be paid in
                                           ----------
LP Units in accordance with Section 2.4(c), and the remainder of the Purchase
                            --------------
Price shall be payable by wire transfer of immediately available federal funds on the Closing Date to an account or accounts to be designated by Seller prior to the Closing.

                  (c) Purchaser shall pay to Seller a portion of the Purchase Price equal to Thirteen Million Eight Hundred Forty Thousand Seven Hundred Dollars ($13,840,700) (the "Unit Component") in the form of Class B units of
                            --------------
limited partnership interest in Purchaser (the "LP Units"). Seller hereby
                                                --------
designates Prime, parent of Seller, as the entity to receive the LP Units. The cash equivalent of an LP Unit shall be equal to the average of the high and low sales prices of the common stock of American General Hospitality Corporation (the "REIT"), as reported in the Wall Street Journal, in the New York Stock
      ----
Exchange Composite Transaction Section during the ten (10) trading day period immediately preceding the date hereof. Effective as of and subject to the occurrence of the Closing, Prime, upon receiving LP Units, hereby subscribes for and agrees to accept the issuance of the LP Units and to be bound by the terms and conditions of that certain Amended and Restated Agreement of Limited Partnership of American General Hospitality Operating

Partnership, L.P. dated as of July 31, 1996, as amended by Amendment to the Limited Partnership Agreement dated as of June 27, 1997 and as the same may be amended from time to time in accordance with the terms of the LP Agreement (the "LP Agreement"), a copy of which has been provided to Prime (and a true,
 ------------
complete and correct copy (including all amendments) of which shall be delivered to Prime at the Closing), and to execute and deliver at the Closing such other documents or instruments as may be required to effect the admission of Prime as a limited partner in and to Purchaser, including signature pages to the LP Agreement. Prime shall have the right to transfer the LP Units and to exchange the LP Units for cash or, at the option of the REIT, common stock of the REIT and sell or otherwise transfer such LP Units or common stock of the REIT, as the case may be, in accordance with the terms of the LP Agreement, the Registration Rights Agreement, the Exchange Rights Agreement and the Lock-Up Agreement, as applicable. Any purported attempt to sell, transfer, assign or convey such common stock or LP Units, as the case may be, other than in accordance with the preceding agreements shall be null and void and of no effect. The provisions of this Section 2.4(c) shall survive the Closing.
     --------------

                   2.5.    Tax Free Exchange.
                           -----------------

                  (a) Purchaser shall use commercially reasonable efforts to cooperate with Seller (which cooperation shall be at Seller's expense) in structuring one or more Section 1031 exchanges, if so desired by Seller, provided that such structuring shall not materially adversely affect Purchaser's rights hereunder.

                  (b) Purchaser shall not be required to incur any additional liability by reason of the provisions of this Section 2.5 and Seller hereby
                                              -----------
indemnifies Purchaser from and against any and all cost, expense, loss, liability or damage resulting from its cooperation under this Section 2.5.
                                                              -----------

                  (c) Purchaser and its agents and attorneys do not guarantee any specific tax treatment by reason of this Section 2.5.
                                             -----------

                  (d) Any reasonable costs and expenses incurred by purchaser in connection with Purchaser complying with the terms of this Section 2.5 shall
                                                              -----------
be paid by Seller.

SECTION 3.  DILIGENCE; CASUALTY AND CONDEMNATION

                   3.1.    Diligence Inspections.
                           ---------------------

                  (a) Purchaser and Purchaser's authorized representatives and employees shall have the right, at Purchaser's sole cost, risk and expense, from time to time to enter upon and pass through the Hotel during normal business hours and upon reasonable notice to Seller to examine and inspect all of the then-existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction and leasing of the Hotel, as are in Seller's possession and control, and have not been otherwise provided to Purchaser pursuant to this Agreement. Purchaser agrees and acknowledges that it has investigated and/or received the opportunity to investigate the Property to its satisfaction and that it is not relying on any materials, statements, representations or warranties of any kind, other than as specifically set forth in this Agreement, in purchasing the Property. To the extent that, in connection with such investigation, Purchaser, its agents, representatives or contractors, has damaged or disturbed or does damage or disturb any of the Real Property or the Improvements located thereon, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. In the event that the transactions contemplated by this Agreement are not closed and consummated for any reason, Purchaser shall deliver to Seller all tests, reports and inspections of the Property made and conducted by Purchaser or for its benefit or any other documents or information Purchaser has received pursuant to this Agreement. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all cost, expense, liability, loss or damage which Seller may incur as a result of any act or omission of Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any gross negligence or willful misconduct of Seller. The provisions of this Section 3.1(a) shall
                                                     -------------
survive the termination of this Agreement and the Closing.

                  (b) Seller has delivered to Purchaser true, correct and complete copies (or where specifically indicated original counterparts) of the following, together with all amendments, modifications, renewals or extensions thereof:

                           (i)   All warranties, guaranties, indemnities and
  claims for the benefit of Seller relating to the Hotel or any part thereof which are still in effect;

                           (ii)  Financial statements prepared in accordance
  with generally accepted accounting principals, balance sheets, income statements, general ledgers and budgets for the Hotel, for the current year to date and each of the three (3) years prior to the year of this Agreement (the "Financial Statements"), including the itemization of annual insurance
   --------------------
  premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon; expenses incurred for water, electricity, natural gas, sewer and other utility charges; total rents and revenues collected from tenants and from hotel guests and other patrons of the Hotel; management fees; maintenance, repairs and other expenses relating to the management and operation of the Hotel; occupancy statistics for the Hotel for the current year to date and the prior three (3) calendar years; and all capital expenditures made during the aforementioned periods. To the extent that the Financial Statements provided by Seller for the current year do not include any period up to and including the Closing Date, Seller shall, within 25 days after the Closing Date, provide Purchaser with monthly unaudited Financial Statements applicable to such period inclusive of the Closing Date.

                           (iii)  All of the most recent real estate and
  personal property tax statements with respect to the Hotel and, to the extent in Seller's possession or control or readily available without expense, notices of appraised value for the Real Property and Improvements;

                           (iv)  To the extent in Seller's possession or control
  or readily obtainable without expense, all engineering and architectural plans, drawings and specifications relating to the Hotel, as well as copies of any environmental reports, boundary surveys, engineering reports and subsurface studies affecting the Hotel. If the Hotel is purchased by Purchaser, all such documents and information shall thereupon be and become the property of Purchaser without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, Purchaser shall return such information to Seller;

                           (v)  All Contracts;

                           (vi)  All Space Leases and all agreements for real
  estate commissions, brokerage fees, finder's fees or other compensation payable by Seller in connection therewith which would be binding on Purchaser after Closing;

                           (vii)  All notices received from governmental
authorities in connection with the Hotel;

                           (viii)  A list of all current Hotel employees and
  their salaries or wages and all employment benefits accompanied by copies of their employment agreements and/or union contracts, if any;

                           (ix)  All FF&E Leases;

                           (x)  The Franchise Agreement and a current deficiency
  report and the two most recent inspection reports of the franchiser of the Hotel, together with any product improvement plan requirements previously submitted to Seller by such franchiser or to which Seller has agreed;

                           (xi)  A schedule of any litigation, arbitration or
  administrative proceedings pending or threatened with respect to the Hotel;

                           (xii)  Any leases of adjacent land or facilities used
  in connection with the operation of the Hotel;

                           (xiii)  Seller's 1997 capital and operating budgets
  and all materials relating to its marketing program; and

                           (xiv)  The Condominium Declaration.

At such time prior to Closing as Seller has knowledge (as defined in this Agreement) of any material inaccuracy, misstatement or omission in any of the information furnished to Purchaser pursuant to this Section 3.1(b), Seller shall
                                                    --------------
notify Purchaser in writing of the same and shall supply Purchaser with updated information or schedules, as required. Upon notification to Purchaser, any representations and warranties of Seller in this Agreement related to such information shall be deemed modified to incorporate such information. If any of Seller's representations or warranties is modified such that any representation or warranty is materially and adversely different than that made upon execution of this Agreement, then Purchaser may terminate this Agreement by notice given to Seller within ten (10) Business Days after Seller has provided such information.

Purchaser's representatives shall have access to all financial and other information relating to the Hotel, to the extent in Seller's possession and control (and without requiring Seller to expend funds except a diminimus amount), sufficient to enable the REIT to prepare audited financial statements in conformity with Regulation S-X of the U.S. Securities and Exchange Commission and to enable the REIT to satisfy its reporting obligations under the Exchange Act or to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of the REIT and/or its Affiliates. Prior to complection of the audit of the Property currently being performed by Coopers & Lybrand, L.L.P., Seller shall provide to Coopers & Lybrand, L.L.P., a signed representation letter substantially in the form attached hereto as Exhibit O for
                                                                   ---------
the Property.

                   3.2.    Defective Property.
                           ------------------

                  (a) If, prior to the Closing, (i) the Property suffers a casualty or condemnation which causes the Property to become a Defective Property, (ii) the Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, and (iii) Purchaser provides written notice of same to Seller no later than the Closing Date, time being of the essence, then subject to paragraph (b) of this Section 3.2 and the remainder of this Section
                                 -----------                           -------
3, Purchaser may elect at its option to terminate this Agreement. Promptly upon
-
learning of the same, Seller covenants and agrees to provide Purchaser with prompt written notice of any casualty or condemnation affecting the Property.

                  (b) If Purchaser timely gives notice to Seller that it considers the Property a Defective Property, and Purchaser and Seller shall, acting reasonably and in good faith, be unable or unwilling to agree (x) that Seller shall, at its sole cost, attempt to remedy the applicable defect prior to the Closing (in which event Seller shall have the right to adjourn the Closing Date pursuant to the provisions of Section 3.7 for up to ninety (90) days for
                                   -----------
such purpose), (y) that Purchaser shall, notwithstanding such defect, acquire the Defective Property subject to a reduction in the Purchase Price, as reasonably determined by Seller and Purchaser, sufficient to compensate Purchaser for such defect, or (z) on the substitution of another property owned by Seller for such Defective Property, this Agreement shall, at Purchaser's option, terminate.

                   3.3.    Title Matters. Purchaser has received from the Title
                           -------------
Company a preliminary title commitment for a fee policy having an effective date after the date of the Original Agreement, for an ALTA (or such other form reasonably approved by Purchaser) owner's policy of title insurance with respect to the Property, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title
                                                                     -----
Commitment"). Except as set forth on the Diligence Notice, Purchaser
----------
acknowledges and agrees that it does not have any other objections to any title exceptions shown on the Commitment. Seller acknowledges and agrees that Seller shall attempt to remedy the objections set forth in the Diligence Notice with respect to the Property; Seller shall have the right to adjourn the Closing Date pursuant to Section 3.6 for up to ninety (90) days for such purpose. If Seller
            -----------
shall be unable to remove any such title defects to which Purchaser has objected in accordance with this Section 3.3, Purchaser may elect (i) to terminate this
                        -----------
Agreement, and this Agreement shall be of no further force and effect, except as otherwise expressly provided herein, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. Purchaser shall make any such election by written notice to Seller given on or prior to the earlier of the Closing Date or the fifth Business Day after Seller's notice of its inability to cure such defect, and time shall be of the essence with respect to the giving of such notices by Purchaser. Failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed in accordance with clause (ii) above, and such exception shall be a Permitted Encumbrance.

         Notwithstanding the foregoing, Seller shall be obligated to take any and all actions necessary to remove as a title exception (and shall not have the aforesaid option to not cure) any mortgages, deeds of trust, judgments and other liens of a monetary nature, as well as any liens or encumbrances created, permitted or suffered by Seller from and after the date of the Diligence Notice.

                   3.4.    Survey. Purchaser has received a survey with respect
                           ------
to the Real Property (the "Survey") by a licensed surveyor in the jurisdiction
                           ------
in which the Property is located, which (i) contains an accurate legal description of the Property, (ii) shows the location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting the Property, the number of striped parking spaces located thereon and all building set-back lines, (iii) states whether the Property is located within a 100-year flood plain and (iv) is certified to Purchaser and the Title Company and such other persons as shall have been requested by Purchaser or Seller. Except as set forth on the Diligence Notice, Purchaser acknowledges and agrees that it does not have any other objections to any matter shown on the Survey. Seller acknowledges and agrees that Seller shall attempt to remedy the objections set forth in the Diligence Notice with respect to the Survey; Seller shall have the right to adjourn the Closing Date pursuant to Section 3.6 for up to ninety (90) days for such
                         -----------
purpose. If Seller shall be unable to remove any such survey defect to which Purchaser has objected, Purchaser may elect (i) to terminate this Agreement and this Agreement shall terminate and be of no further force or effect except as otherwise expressly provided herein, or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. Purchaser shall make any such election by written notice to Seller given on or prior to the earlier of the Closing Date or fifth Business Day after Seller's notice of its inability to cure such defect and time shall be of the essence with respect to the giving of such notice by Purchaser. Failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed in accordance with clause (ii) above and such matter shall be a Permitted Encumbrance.

                   3.5.    Additional Termination Option.
                           -----------------------------

                  If Purchaser shall elect, pursuant to any provision of this Agreement or of the Other Agreements, to terminate any three or more of the Other Agreements and/or this Agreement, then, together with such notice of termination with respect to this Agreement or an Other Agreement which taken by itself or together with any prior notices of termination would result in three or more such terminations, Purchaser may, in such notice, or Seller may, within 10 Business Days of receipt of such notice of termination by written notice to Purchaser, terminate this Agreement and simultaneously terminate the Other Agreements and the Group Two Sale Agreement, in which event the Deposit shall be returned to Purchaser and the parties to this Agreement shall have no further obligations under this Agreement, the Other Agreements or the Group Two Sale Agreement except as expressly provided in this Agreement, the Other Agreements or the Group Two

Sale Agreement. Notwithstanding the foregoing, if any provision in an Other Agreement expressly provides that a termination thereof shall not be considered for purposes of determining with respect to this Section 3.5 whether three such
                                                 -----------
terminations have occurred, such provision of the Other Agreement shall be controlling.

                   3.6.    Adjournment of Closing.
                           ----------------------

                  (a) At the request of either Purchaser or Seller, the Closing shall be adjourned for up to ninety (90) days until all objections with respect to the Property in the Diligence Notice have been cured or remedied.

                  (b) At Closing, if Seller is unable to deliver any Estoppel Certificates (as required by Section 4.1(h)), Franchisor Comfort Letters (as
                             ---------------
required by Section 4.1(j) or any necessary consents and approvals (as required
            --------------
by Section 4.5)), then unless such requirement is waived by Purchaser in its
   -----------
sole and absolute discretion, Seller shall have the right to adjourn the Closing for up to ninety (90) days. If at Closing Seller is unable to deliver any required Estoppel Certificates, Franchisor Comfort Letters or any necessary consents and approvals for three or more Properties under any of the Other Agreements and/or this Agreement, then unless the parties shall otherwise mutually agree (or unless such requirement is waived by Purchaser in its sole and absolute discretion), the Closing shall be adjourned with respect to the Property and all of the other Properties to be conveyed under the Other Agreements until such Estoppel Certificates, Franchisor Comfort Letters or consents are obtained provided such adjournment shall not be longer than ninety
(90) days.

SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

The obligation of Purchaser to acquire the Property on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date, any or all of which may be waived by Purchaser in its sole and absolute discretion:

                   4.1.    Closing Documents. Seller shall have delivered to
                           -----------------
Purchaser:

                  (a) A good and sufficient special warranty deed in form as shall be customary in the jurisdiction in which the Property is located in proper statutory form for recording, duly executed and acknowledged by Seller, conveying fee simple title to the Property, free from all liens and encumbrances other than the Permitted Encumbrances;

                  (b) A bill of sale and assignment agreement, substantially in the form attached hereto as Exhibit R, duly executed and acknowledged by Seller,
                            ---------
with respect to all of

Seller's right, title and interest in, to and under the FF&E, the Documents and the Intangible Property with respect to the Property;

                  (c) An assignment and assumption agreement, substantially in the form attached hereto as Exhibit S, duly executed and acknowledged by Seller,
                            ---------
with respect to all of Seller's right, title and interest in, to and under the Space Leases with respect to the Property;

                  (d) Duly executed transfer tax forms, as required by applicable law;

                  (e) To the extent the same are in Seller's possession, fully executed copies of all Contracts pertaining to the Property;

                  (f) A duly executed original counterpart of the Operating Lease for the Hotel and all other documents and sums required to be delivered by Seller pursuant thereto (including without limitation any Subordination, Nondisturbance and Attornment Agreement, if any, between Seller, as tenant, and any Mortgagee);

                  (g) If necessary, an assignment and assumption agreement, substantially in the form attached hereto as Exhibit W, duly executed and
                                             ---------
acknowledged by Seller and Operating Lessee, with respect to all of Seller's right, title and interest in, to and under the Contracts;

                  (h) Duly executed Estoppel Certificates from the Condominium Association and the franchisor under the Franchise Agreement; provided that any such Estoppel Certificate shall be provided to Purchaser prior to Closing promptly following receipt by Seller of the same;

                  (i) Certificates of title for any motor vehicles constituting a portion of the FF&E;

                  (j)  Franchisor Comfort Letters;

                  (k)  Subject to the provisions of Section 11.1, copies of the
                                                    ------------
Liquor License for the Hotel;

                  (l) All original Documents, to the extent in Seller's possession and control, including without limitation all keys, access cards and access combinations for the Hotel;

                  (m) A duly executed original counterpart of the Registration Rights Agreement;

                  (n) A duly executed original counterpart of the Exchange Rights Agreement;

                  (o) A duly executed original counterpart of the Lock-Up Agreement;

                  (p) Signature pages to the LP Agreement reflecting the admission of Prime as a limited partner of Purchaser as holder of the LP Units;

                  (q) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to Seller and Prime;

                  (r) An affidavit of Seller in accordance with Section 1445 of the Code and such documentation as shall be required to comply with the reporting requirements of Section 1099-S of the Code;

                  (s) A resignation from the Person(s) who represents Seller on the board of directors of the Condominium Association; and

                  (t) Such other conveyance documents, certificates, deeds, affidavits, and other instruments as Purchaser or the Title Company may reasonably require to omit standard exceptions to title and to effectuate the transactions contemplated hereunder, including without limitation GAP undertakings, or as customarily given by sellers in connection with real or personal property with respect to each state in which the Property is located and (i) a current letter of non-applicability, (ii) a negative declaration or
(iii) a no further action letter.

                   4.2.    Condition of the Property.
                           -------------------------

                  (a)  The Property shall, except as otherwise provided in
Section 3.2, be in substantially the same physical condition (including without
-----------
limitation, with respect to the environmental condition of the Property) as on the date of this Agreement, ordinary wear and tear excepted;

                  (b) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting the Property in any material respect;

                  (c) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Property which would render the Property a Defective Property; and

                  (d) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Property shall be in full force and effect in all material respects, including without limitation the Liquor License and Franchise Agreement.

                   4.3.    Title Policies. The Title Company shall be prepared,
                           --------------
subject only to payment of the applicable premium, endorsement and related fees and delivery of all conveyance documents in recordable form, to issue a title insurance policy to Purchaser, subject only to the Permitted Encumbrances, in accordance with Section 3.3.
                -----------

                   4.4.    Opinions of Counsel. Purchaser shall have received a
                           -------------------
written opinion from counsel to Seller regarding the organization and authority of Seller and Prime, the due execution and delivery of this Agreement, the Operating Lease, the Registration Rights Agreement, the Exchange Rights Agreement and the Lock-Up Agreement, having the customary and reasonable assumptions and qualifications, and such other matters with respect to the transactions contemplated by this Agreement or the Operating Lease as the Purchaser may reasonably require. Seller and Purchaser shall agree upon local counsel for the jurisdiction in which the Property is located to provide an appropriate jurisdiction-specific opinion, the cost of which local counsel will be shared equally by Seller and Purchaser. An opinion from in-house counsel to Seller shall satisfy this Section 4.4 with respect to all matters which
                          -----------
customarily do not require a local counsel opinion.

                   4.5.    Other Approvals. Seller shall have obtained and
                           ---------------
delivered to Purchaser, in form and substance reasonably satisfactory to Seller and Purchaser, (a) all required governmental approvals and waivers as may be necessary or appropriate to consummate the transactions contemplated by this Agreement; (b) the consent of the Condominium Association, if required; (c) the consent of the franchisor, if required; (d) the consent of the ground lessor under that certain Lease dated June 29, 1973 (as amended, the "Armonk Lease")
                                                               ------------
for premises located in Armonk, New York to the transactions contemplated by the Group Two Sale Agreement; and (e) a modification of such Armonk Lease to extend the initial term thereof such that at the closing of such property there shall be at least thirty (30) years of the initial term remaining.

                   4.6.    Representations. All representations and warranties
                           ---------------
made herein by Seller shall be true and correct in all material respects.

                   4.7.    Default under Group Two Sale Agreement. Seller shall
                           --------------------------------------
not be in default, or have committed an act or failed to perform an act which, with the giving of notice, the passage of time or both, will become a default under, the Group Two Sale Agreement.

                   4.8.    Default under Other Agreements. Seller shall not be
                           ------------------------------
in default, or have committed an act or failed to perform an act which, with the giving of notice, the passage of time or both, will become a default under, any of the Other Agreements.

                  In the event any condition to Purchaser's obligation to close set forth in this Section 4 is not satisfied with respect to the Property by the
                  ---------
Closing Date (as adjourned, if applicable), Purchaser shall not be obligated to close and, at Purchaser's option, this Agreement shall terminate; provided however, such failure of a condition shall not be a default under this Agreement.

SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

The obligation of Seller to convey the Property on the Closing Date to Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date, any or all of which may be waived by Seller in its sole and absolute discretion:

                   5.1.    Purchase Price. Purchaser shall deliver to Seller the
                           --------------
Purchase Price, pursuant to Section 2.4.
                            ------------

                   5.2.    Closing Documents. Purchaser shall have delivered to
                           -----------------
Seller:


                  (a) Duly executed and acknowledged counterparts of the documents described in Section 4.1 (including, without limitation, the
                       -----------
Registration Rights Agreement) where applicable;

                  (b) Certified copies of all charter documents, partnership agreements (including a true and correct copy of the LP Agreement), applicable resolutions and certificates of incumbency with respect to Purchaser and its general partner;

                  (c) Duly executed and acknowledged counterpart to and signature pages of the LP Agreement with a new Exhibit A referencing Prime as a limited partner of the Purchaser as holder of the LP Units;

                  (d) Such other conveyance documents, certificates, deeds, affidavits and other instruments as Seller, Prime or the Title Company may reasonably require to effectuate the transactions contemplated hereunder.

                   5.3.    Opinion of Counsel. Seller and Prime shall have
                           ------------------
received a written opinion from counsel to Purchaser regarding the organization and authority of Purchaser and the REIT, the due execution and delivery of this Agreement, the Operating Lease, the Registration Rights Agreement and the Exchange Rights Agreement, having the customary and reasonable assumptions and qualifications, and such other matters with respect to the transactions contemplated by this Agreement or the Operating Lease as Seller may reasonably require. As set forth in Section 4.3, Seller and Purchaser shall agree upon
                         -----------
local counsel for the jurisdiction in which the Property is located to provide an appropriate jurisdiction-specific opinion, the cost of which local counsel will be shared equally by Seller and

Purchaser. An opinion from in-house counsel to Purchaser shall satisfy this
Section 5.3 with respect to all matters which customarily do not require a local
-----------
counsel opinion.

                   5.4.    Other Approvals. Seller and Purchaser shall have
                           ---------------
received, in form and substance reasonably satisfactory to Seller and Purchaser,
(a) all required governmental approvals and waivers as may be necessary or appropriate to consummate the transactions contemplated by this Agreement, other than as expressly set forth in Section 11.1; (b) the consent of the Condominium
                               ------------
Association, if required; (c) the consents of the franchisor, if required; (d) the consent of the ground lessor under the Armonk Lease to the transactions contemplated by the Group Two Sale Agreement; and (e) a modification of such Armonk Lease to extend the initial term thereof such that at the closing of such property there shall be at least thirty (30) years of the initial term remaining.

                   5.5.    Representations. All representations and warranties
                           ---------------
made herein by Purchaser shall be true and correct in all material respects.

                   5.6.    Default under Group Two Sale Agreement. Purchaser
                           --------------------------------------
shall not be in default, or have committed an act or failed to perform an act which, with the giving of notice, the passage of time or both, will become a default under, the Group Two Sale Agreement.

                   5.7.    Amendment to LP Agreement. Purchaser shall have taken
                           -------------------------
all actions necessary to admit Prime as a limited partner to Purchaser, with full rights related thereto, in accordance with Article 12 of the LP Agreement.

                   5.8.    Default under Other Agreements. Purchaser shall not
                           ------------------------------
be in default, or have committed an act or failed to perform an act which, with the giving of notice, the passage of time or both, will become a default under, any of the Other Agreements.

                  In the event any condition to Seller's obligation to close set forth in this Section 5 is not satisfied, Seller shall not be obligated to close and, at Seller's option, this Agreement shall terminate; provided, however, except with respect to the failure of the conditions set forth in Section 5.1,
                                                                  -----------
Section 5.6, Section 5.7 and Section 5.8 (which shall be a default under this
-----------  -----------     -----------
Agreement), such failure of a condition shall not be a default under this Agreement.

SECTION 6.  REPRESENTATIONS OF SELLER

To induce Purchaser to enter into this Agreement, Seller or Prime, as set forth below, represents to Purchaser as follows:

                   6.1.    Status and Authority of Seller.  Seller is a
                           ------------------------------
corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Seller has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

                   6.2.    Action of Seller.  Seller has taken all necessary
                           ----------------
action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Seller, as the case may be, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                   6.3.    No Violations of Agreements.  Neither the execution,
                           ---------------------------
delivery or performance of this Agreement or the Operating Lease by Seller, nor compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

                   6.4.    Litigation.  Seller has not received any written
                           ----------
notice of and, to Seller's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or the Operating Lease or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of the Property, (c) will result in or subject the Property to a material liability, or
(d) involves condemnation or eminent domain proceedings against any part of the Property.

                   6.5.    Existing Leases, Agreements, Etc.  Other than any
                           --------------------------------
agreements provided to Purchaser not later than December 15, 1997, there are no other material agreements for the use or occupancy of the Property which will be binding on Purchaser subsequent to the Closing Date, which Purchaser cannot terminate. The list of Space Leases attached hereto as Exhibit K is a current,
                                                       ---------
complete and accurate listing of all leases affecting the Property as of the date hereof. The copies of the Space

Leases provided or made available to Purchaser not later than December 15, 1997 are full and complete copies of said Space Leases and, to Seller's knowledge, are valid, in full force and effect and no party has breached any material condition or provision thereof. No tenant under any Lease has prepaid rent or additional rent or any other items under the Space Leases for more than one (1) month in advance and there are no security deposits held by Seller under any of the Space Leases other than as set forth on Exhibit K.
                                            ---------

                   6.6.    Franchise  Agreement.  The Franchise Agreement listed
                           --------------------
on Exhibit D is the sole franchise agreement affecting the Property as of the
   ---------
date hereof. The copy of the Franchise Agreement provided or made available to Purchaser not later than December 1, 1997 is a true and complete copy of said Franchise Agreement and, to Seller's knowledge, is valid, in full force and effect and no party has breached any material condition or provision thereof.

                   6.7.    Declaration of Condominium.  The copy of the
                           --------------------------
Declaration of Condominium provided or made available to Purchaser not later than December 1, 1997, is a true and complete copy of said Declaration of Condominium and, to Seller's knowledge, is valid, in full force and effect and no party has breached any material condition or provision thereof.

                   6.8.    Contracts.  The copies of the Contracts provided or
                           ---------
made available to Purchaser not later December 1, 1997 are true and complete copies of said Contracts and, to Seller's knowledge, are valid, in full force and effect and no party has breached any material condition or provision thereof.

                   6.9.    Taxes.  To Seller's knowledge, other than the amounts
                           -----
disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

                   6.10.   Not A Foreign Person.  Seller is not a "foreign
                           --------------------
person" within the meaning of Section 1445 of the Code.

                   6.11.   Hazardous Substances.  To the best of Sellers'
                           --------------------
knowledge, and except for the conditions specifically described in the environmental report listed on Exhibit X (the "Environmental Report"), (i) no
                               ---------       --------------------
Hazardous Substances are located on or have been released or disposed of in, on, under or from the Hotel so as to impose liability or require remediation under any Environmental Laws and (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Hotel, including without limitation liabilities relating to offsite disposal of waste in connection with the Hotel. To the best of Seller's knowledge, there are no pending or threatened claims by any person arising out of any alleged violation of Environmental Laws or any release or threatened release of Hazardous Substances arising out of the ownership or operation of the Hotel.

                   6.12.   Insurance.  Seller has not received any written
                           ---------
notice from any insurance carrier of defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

                   6.13.   FF&E.  All FF&E is owned by Seller (other than such
                           ----
items listed on Exhibit T (the "Leased FF&E") and any such items which are owned
                ---------       -----------
by tenants, subtenants, concessionaires or licensees under the Space Leases, guests, invitees, employees, agents or independent contractors).

                   6.14.   Employment and Union Contracts.  Exhibit U to this
                           ------------------------------   ---------
Agreement is a true and complete list of all employment agreements and union contracts or other labor agreements with respect to the Property.

                   6.15.   Adjacent Land Leases.  Seller does not lease any land
                           --------------------
or facilities adjacent to the Property.

                   6.16.   Trademarks.  Seller has received no written notice
                           ----------
that the use of any trademark or tradename is in violation of any trademark or tradename owned by any other person or entity.

                   6.17.   Compliance with Laws.  To Seller's knowledge, the
                           --------------------
Property is in compliance with all laws of governmental authorities which are applicable to the Property or the use or operation of the Property, except as set forth on Exhibit V.
             ---------

                   6.18.   Inventory.  At Closing, the Property shall contain
                           ---------
sufficient supplies and personalty to operate the Property in a manner consistent with the operation of the Property immediately prior to the Closing by Seller.

                   6.19.   Securities Law.
                           --------------

                   (a) Prime understands that an investment in the LP Units involves risks. Prime, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in LP Units, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in LP Units, (ii) is capable of protecting its own interests or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment including the loss of its entire investment. Prime is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). If Prime has retained or retains a person to represent or
 --------------
advise it with respect to its investment in LP Units, Prime will advise Purchaser of such retention and, at Purchaser's request, Prime shall, prior to or at the Closing, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to Purchaser and the REIT containing such representations as may be reasonably requested by Purchaser and the REIT.

                   (b) Prime understands that an investment in Purchaser involves substantial risks. It has been given the opportunity to make a thorough investigation of Purchaser and has been furnished with materials relating to Purchaser and its activities including material books, records and all material contracts and documents. It has been afforded the opportunity to obtain any additional information requested by it. It has had an opportunity to ask questions of and receive answers from representatives of Purchaser concerning Purchaser and the REIT and its activities and the terms and conditions of an investment in LP Units.

                   (c)  Prime further understands the following:

                           (i)   In making an investment decision, Prime must
rely on its own examination of the REIT and Purchaser and the terms of this offering, including the merits and risks involved. The LP Units offered hereby have not been recommended by any federal or state securities commission or regulatory authority. Any representation to the contrary is a criminal offense.

                           (ii)  The LP Units offered hereby are subject to
restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to registration or exemption therefrom. Prime should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

                   (d) The LP Units to be issued to Prime at the Closing will be acquired by Prime for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. Prime was not formed for the specific purpose of acquiring an interest in the Purchaser.

                   (e) Prime acknowledges that (i) the LP Units to be issued to it at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (ii) the REIT's and Purchaser's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Prime contained in this section, (iii) the LP Units to be issued to Prime at the Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such LP Units, (v) neither Purchaser nor any person acting on its behalf offered or sold LP Units to Prime by any form of general solicitation or advertising including, but not limited to, communication via newspapers, magazines, television, radio, or any seminar or meeting organized through general solicitation or general advertising, or to Prime's knowledge, by any form of general solicitation, and (vi) neither the REIT nor Purchaser has any obligation or intention to register such LP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Exchange Rights Agreement and the Registration Rights Agreement. Prime hereby acknowledges that it may have to bear the economic risk of the investment commitment evidenced by this Agreement and any LP Units issued hereunder for an indefinite period of time, although (x) subject to the Lock-Up Agreement and under the terms of the LP Agreement and Exchange Rights Agreement, LP Units will be exchangeable, at the request of the holder thereof, for cash or, at the option of the REIT, common stock of the REIT, and (y) subject to the Lock-Up Agreement, the holder of any such Common Stock issued upon exchange of LP Units will be afforded certain rights to have such Common Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

                   (f) Prime's principal place of business is 700 Route 46 East, Fairfield, NJ 07007-2700 and it has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence or principal place of business is located.

                   (g) Prime acknowledges that it will be provided, upon request, with all Forms 10K and 10Q filed by the REIT with the SEC.

                   (h) Prime agrees that it will not sell or otherwise transfer the LP Units unless the LP Units are registered under the Securities Act or unless an exemption from such registration is available.

                   6.20.   Holder of Liquor License.  The holder of the Liquor
                           ------------------------
License for the Property is Mahwah Holding Corp., a Delaware corporation.

The representations made in this Agreement by Seller and Prime shall be deemed remade by Seller and Prime as of the Closing Date with the same force and effect as if made on, and as of, such date; provided, however, that, Seller shall have the right, from time to time prior to the Closing Date, to modify the representations as necessary to conform to factual changes by notice to Purchaser. If a Seller representation or warranty thereby is modified to an extent that the representation or warranty is materially and adversely different than that made upon execution of this Agreement, then Purchaser may terminate this Agreement, provided notice of such termination is given to Seller within ten (10) Business Days after Seller has provided notice of the modification.

The representations made in Section 6.1 and Section 6.2 shall survive the
                            -----------     -----------
Closing indefinitely. The representations made in Section 6.3 through and
                                                  -----------
including Section 6.20 shall survive Closing for a period of one (1) year (the
          ------------
"Survival Period") and, upon termination of the Survival Period, shall terminate
 ---------------
absolutely will full and final discharge of liability except to the extent that Purchaser shall have given to Seller or Prime, as applicable, written notice of a breach thereof within the Survival Period (but in any event promptly after learning of such breach) specifying in sufficient detail the facts constituting such alleged breach and the loss then reasonably ascertainable as a consequence thereof, and an opportunity to cure such breach within a reasonable period of time after Purchaser having learned of such breach. Notwithstanding any provision to the contrary set forth in this Agreement, Purchaser shall have no claim against Seller or Prime and Seller and Prime shall have no liability to Purchaser, in the event of a breach of any of Seller's and/or Prime's representations and warranties and statements in this Agreement in a respect which is not material and which does not result in any loss or damage to Purchaser.

Except as otherwise expressly provided in this Agreement or any documents to be delivered to Purchaser at the Closing, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property, whether made by Seller, on Seller's behalf or otherwise, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Property or the market and physical environments in which they are located. Purchaser acknowledges (i) that Purchaser has made and is relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to Purchaser at the Closing made by Seller and Prime. Purchaser further acknowledges that it has not received from or on behalf of Seller or Prime any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, Purchaser shall purchase the Property in its "as is" condition on the Closing Date.

SECTION 7.  REPRESENTATIONS OF PURCHASER.

To induce Seller to enter into this Agreement, Purchaser represents to Seller as follows:

                   7.1.    Status and Authority of Purchaser.  Purchaser is a
                           ---------------------------------
limited partnership duly organized, validly existing and in trust good standing under the laws of the State of Delaware and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification.

                   7.2.    Action of Purchaser.  Purchaser has taken all
                           -------------------
necessary action to authorize the execution, delivery and performance of its obligations under this Agreement and the Operating Lease, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                   7.3.    No Violations of Agreements.  Neither the execution,
                           ---------------------------
delivery or performance of this Agreement or the Operating Lease by Purchaser, nor compliance with the terms and provisions hereof or of the Operating Lease, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

                   7.4.    Litigation.  Purchaser has not received any written
                           ----------
notice of, and, to Purchaser's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun which questions the validity of this Agreement or the Operating Lease or any action taken or to be taken pursuant hereto or pursuant to the Operating Lease.

                   7.5.    No Conflicts.  Neither the issuance, sale and
                           ------------
delivery by Purchaser of the LP Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser will conflict with or result in a material breach or violation of, or constitute a default under the charter, bylaws, certificate of limited partnership or LP Agreement, as the case may be, of the Purchaser; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Purchaser or the REIT is a party or to which they, either of them, any of their respective properties or other assets is subject; or any applicable material statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to Purchaser or the REIT.

                   7.6.    LP Units and the Partnership.  As of the date hereof
                           ----------------------------
and as of the Closing Date, (i) AGH GP, Inc., a Nevada corporation is the sole general partner of the Purchaser, and (ii) the LP Agreement is in full force and effect, (iii) AGH GP, Inc. is not in default under the LP Agreement and has not given or received any written notice or claim of default under the LP Agreement,
(iv) to Purchaser's knowledge, no other party to the LP Agreement is in default under the LP Agreement in any material respect and, to the Purchaser's knowledge, no other party to the LP Agreement has given or received any written notice or claim of default under the LP Agreement. As of the Closing Date, the LP Units issued to Seller in partial payment of the Purchase Price shall be (i) validly authorized and issued in compliance with the LP Agreement and in compliance in all material respects with all applicable federal and state securities laws and (ii) free and clear of all liens, security interests, rights, claims, pledges, mortgages, options, rights and other encumbrances. Purchaser has furnished to Seller a true, correct and complete copy of the LP Agreement and all modifications, amendments and supplements thereof as of the date hereof. Except as disclosed in the SEC Documents as of the date hereof or as issued in connection with the acquisition of, and as consideration for, real estate assets acquired or proposed to be acquired by the Purchaser or its Affiliates, or as set forth in the LP Agreement, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any partnership or other interest in, to or under Purchaser (including, without limitation, any securities or obligations of any kind convertible into any partnership interest or other equity interest or profit participation of any kind in Purchaser).

                   7.7.    REIT Status.  The REIT is a "qualified real estate
                           -----------
investment trust" as defined in Section 856 of the Code.

                   7.8.    REIT Filings.  Since the completion of the REIT's
                           ------------
initial public offering on July 31, 1996, the REIT has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Section 13 of the Exchange Act (all of the foregoing filed with the SEC being hereinafter referred to as the "Exchange Act Documents"). As of their respective dates, the Exchange Act
     ----------------------
Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Documents, and none of the Exchange Act Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                   The representations made in this Agreement by Purchaser shall be deemed remade by Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date; provided, however, that, Purchaser shall have the right, from time to time prior to the Closing Date, to modify the representations as necessary to conform to factual changes by notice to Seller. If a Purchaser representation or warranty thereby is modified to an extent that the representation or warranty is materially and adversely different than that made upon execution of this Agreement, then Seller may terminate this Agreement, provided notice of such termination is given to Purchaser within ten (10) Business Days after Seller has provided notice of the modification.

                   The representations made in Section 7.1 and Section 7.2 shall
                                               -----------     -----------
survive the Closing indefinitely. The representations made in Section 7.3
                                                              -----------
through and including Section 7.8 shall survive Closing for the Survival Period
                      -----------
and, upon termination of the Survival Period, shall terminate absolutely will full and final discharge of liability except to the extent that Seller shall have given to Purchaser written notice of a breach thereof within the Survival Period (but in any event promptly after learning of such breach) specifying in sufficient detail the facts constituting such alleged breach and the loss then reasonably ascertainable as a consequence thereof, and an opportunity to cure such breach within a reasonable period of time after Seller having learned of such breach. Notwithstanding any provision to the contrary set forth in this Agreement, Seller shall have no claim against Purchaser and Purchaser shall have no liability to Seller, in the event of a breach of any of Purchaser's representations and warranties and statements in this Agreement in a respect which is not material and which does not result in any loss or damage to Seller.

SECTION 8.  COVENANTS OF SELLER AND PURCHASER.

                   8.1.    Covenants of Seller.  Seller hereby covenants with
                           -------------------
Purchaser, which covenants shall be performed at Seller's sole cost and expense unless otherwise set forth in this Agreement, that commencing upon the date of the Original

Agreement and continuing until the Closing Date (or as otherwise set forth below):

                   (a) Upon learning of any material change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any material respect, promptly to notify Purchaser thereof (Purchaser agreeing, on learning of any such fact or condition, promptly to notify Seller thereof).

                   (b) To continue or cause to continue to operate the Property, under the Franchise Agreement, in a good and businesslike fashion consistent with its past practices (which Seller believes to be in compliance with the Franchise Agreement) and to cause the Property to be maintained in good working order and condition in a manner consistent with its past practice.

                   (c) To provide to Purchaser, promptly upon reasonable request, such unaudited financial and other information and certifications of Seller with respect to the Property as Purchaser may from time to time reasonably request in order to comply with any applicable securities laws and/or any rules, regulations or requirements of the Securities and Exchange Commission and, if required or requested, to permit Purchaser to incorporate by reference any information included in filings made by Seller with the Securities and Exchange Commission. Without limiting the foregoing, Seller shall provide to Purchaser a copy of each monthly profit and loss statement for the Property.

                   (d) Seller shall not, without the Purchaser's written consent, enter into any modifications, renewals or extensions of any of the Space Leases or the Franchise Agreement, other than those modifications, renewals or extensions required by the terms of the applicable document, or enter into any other leases, agreements, mortgages or other loan documents or other commitments relating to the Property or the operation of the Hotel other than in the normal course of business and which are by their terms terminable without penalty upon not more than thirty (30) days notice.

                   (e) From and after the Closing Date, to employ substantially all of the present employees of the Hotel, in at least the number and positions as are required in order to avoid triggering any notification requirements under the Worker Adjustment Retraining and Notification Act ("WARN Act"), without
                                                        --------
limiting Seller's ability to discharge any or all of such employees thereafter (provided, however, that no such discharge will trigger a WARN Act notification or otherwise impose any obligations on Seller). Any employees of Seller working at the Hotel as of the Closing Date shall remain the employees of Seller after the Closing Date. Seller hereby agrees to indemnify and hold harmless Purchaser from and against any and all liability, cost, damages and expenses arising from or relating to the failure of Seller to comply with this Section 8.1(e). The provisions of this
                                      --------------
Section 8.1(e) shall survive the Closing.
--------------

                   (f) To operate, manage, and maintain the Hotel consistent with Seller's prior practice and as a reasonable and prudent operator of like-kind hotels in the same competitive market would operate, manage, and maintain the Hotel, including, without limitation, (i) using reasonable efforts to keep available the services of its present employees at the Improvements and to preserve its relations with guests, suppliers and other parties doing business with Seller with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged by Seller as of the date of this Agreement and in accordance with Seller's prior practice, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, (iv) maintaining its books of accounts and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a basis consistent with the basis used in keeping its books in prior years; (v) continuing to operate the Property under the Liquor License and Franchise Agreement, in a fashion consistent with its past practice (which Seller believes to be in compliance with such Liquor License and Franchise Agreement); (vi) maintaining supplies and personalty consistent with the prior operations of Seller; (vii) expending such amounts for advertising and promotions as are scheduled to be expended prior to Closing pursuant to Seller's 1997 operating budget for the Hotel; and (viii) expending such amounts for capital improvements as are scheduled to be expended prior to Closing pursuant to Seller's 1997 capital budget for the Hotel, provided that if any such scheduled capital improvement is not completed prior to Closing, Seller shall complete such improvements at its sole cost and expense in a manner consistent with Seller's past operation of the Hotel and this subparagraph (viii) shall survive Closing;

                   (g) To keep and maintain the Hotel in a state of repair and condition consistent with the requirements of clause (f) above;

                   (h) To keep, observe, and perform all its obligations in all material respects under the Space Leases the Franchise Agreement, the Liquor License, the Contracts and the Condominium Declaration for the Hotel, and all other applicable contractual arrangements relating to the Hotel consistent with Seller's past practice;

                   (i) To not enter into any new agreements of the nature of Contracts or Space Leases or any amendments, modifications, renewals or extensions of any existing Contracts, Space Leases, or the Condominium Declaration, without Purchaser's prior written consent, except that the Seller shall not be required to obtain Purchaser's consent to any new agreement or any renewal or extension of existing agreements which may be terminated on not more than thirty (30) days prior notice without cost or expense. Any such new agreement or renewal or extension of existing agreements to which Purchaser's consent was not obtained, whether or not such consent is required under this
Section 8.1(i) shall subject the applicable agreement to Purchaser's review
--------------
under Section 3;
      ---------

                   (j) To not cause or permit the removal of FF&E from the Hotel except for the purpose of discarding and replacing, where needed or appropriate, worn items, and timely make all repairs, maintenance, and replacements to keep the Hotel and all FF&E in good operating condition;

                   (k) To comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

                   (l) To not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the Hotel or any portion thereof;

                   (m) To not cancel any existing booking contracts for the use of Hotel facilities or new booking contracts obtained by Seller after the date of this Agreement except as may be consistent with Seller's past practices and the practices of a reasonable and prudent operator of a like-kind hotels in the same competitive market, and to continue to book contracts and reservations consistent with prior practices;

                   (n) To pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof on or before the date on which the payment thereof is due;

                   (o) To use reasonable, good faith efforts to obtain the Estoppel Certificates, the Franchisor Comfort Letters, and any consents and approvals necessary for the transaction contemplated by this Agreement at least one week prior to the Closing; to continue to use reasonable, good faith efforts to obtain such items thereafter; to promptly inform Purchaser of any issues or problems which Seller foresees in obtaining any such items; and to deliver each such item to Purchaser promptly after receipt thereof; and

                   (p) To keep the existing insurance coverage for the Hotel in full force and effect.

                   8.2.    Covenants of Purchaser.  Purchaser hereby covenants
                           ----------------------
with Seller:

                   (a) For such time in which Prime is subject to the terms of the Lock-Up Agreement, Purchaser shall cause the REIT to maintain its status as a "qualified real estate investment trust" as defined in Section 856 of the Code and to comply in all material respects with all requirements for filings and otherwise of the Exchange Act and the Securities Act. The provisions of this Section 8.2(a) shall
                                                            --------------
survive the Closing.

                   (b) Purchaser or any Person representing Purchaser on the Board of Trustees of the Condominium Association shall at all times vote in a manner it deems appropriate and consistent with Purchaser's interest in the Property, provided that the Operating Lessee shall have the right to pre-approve the vote of Purchaser or its representative, as applicable, which pre-approval shall not be unreasonably withheld or delayed, with respect to any assessments being considered by said Board of Trustees for items of an extraordinary nature which would materially impact the Operating Lessee's obligations to operate and maintain the Property under the Operating Lease. The provisions of this Section
                                                                        -------
8.2(b) shall survive the Closing.
------

SECTION 9.  CLOSING COSTS.

                   9.1.    Closing Costs.  Each of the parties hereto shall pay
                           -------------
its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, inspection fees, and the costs and expenses of preparing engineering and environment reports, market studies and appraisals, whether or not the transactions contemplated hereby are consummated. The cost of the Survey, Title Commitment (and the policies and endorsements issued pursuant thereto), all state and local sales, transfer, excise, value-added or other similar taxes, all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Property shall be shared equally by Seller and Purchaser. As between Purchaser and Seller, the cost of seeking consents including, without limitation, any transfer or assumption fees incurred in connection therewith, Franchisor Comfort Letters and Estoppel Certificates and/or the approval of the Condominium Association shall be borne solely by Seller.

SECTION 10.  DEFAULT.

                   10.1.   Default by Seller.  If Seller or Prime shall have
                           -----------------
made any representation herein which shall be untrue or misleading in any material respect (subject to the right to cure in Section 6), or if Seller or
                                                  ---------
Prime (to the extent applicable) shall fail to perform any of the material covenants and agreements contained herein to be performed by Seller and such failure continues for a period of ten (10) days after notice thereof from Purchaser, Purchaser, as its sole and exclusive remedy, may terminate this Agreement, in which event the Deposit shall be returned to Purchaser and Seller or Prime, whichever has so defaulted hereunder, shall be obligated to pay Purchaser One Million Three Hundred Thirty-Eight Thousand Dollars ($1,338,000) as liquidated damages and not as a penalty (the "Liquidated Damages"). Purchaser
                                                 ------------------
and Seller and Prime acknowledge that the damages which may be incurred by Purchaser in the event of

Seller's or Prime's default are difficult to quantify as of the date of this Agreement; the Liquidated Damages represent the parties reasonable estimate of Purchaser's probable future damages in the event of Seller's or Prime's default and the Liquidated Damages represent fair and reasonable compensation to Purchaser in the event of Seller's or Prime's default. Except with respect to the Liquidated Damages, Purchaser hereby waives any and all rights it may have to sue Seller or Prime for money damages in connection with this Agreement.

                   10.2.   Default by Purchaser.  If Purchaser shall have made
                           --------------------
any representation herein which shall be untrue or misleading in any material respect (subject to the right to cure in Section 7), or if Purchaser shall fail
                                         ---------
to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from Seller, Seller may, as its sole and exclusive remedy at law and in equity, terminate this Agreement, whereupon Purchaser shall be obligated to pay Seller or Prime, if appropriate, an amount equal to the Liquidated Damages, as liquidated damages and not as a penalty. The Deposit shall be retained by Seller and offset against the Liquidated Damages. Purchaser and Seller and Prime acknowledge that the damages which may be incurred by Seller in the event of Purchaser's default are difficult to quantify as of the date of this Agreement; the Liquidated Damages represent the parties reasonable estimate of Seller's or Prime's probable future damages in the event of Purchaser's default and the Liquidated Damages represent fair and reasonable compensation to Seller or Prime in the event of Purchaser's default.

SECTION 11. LIQUOR LICENSE; FRANCHISE AGREEMENT.

                   11.1.   Liquor License.  Seller currently holds the Liquor
                           --------------
License for the Hotel and if, in compliance with all applicable laws, statutes, rules, regulations and ordinances, Seller may continue to hold such Liquor License following the Closing, Seller shall maintain the Liquor License and Purchaser shall not interfere with the maintenance of the Liquor License. If Seller may not continue to hold the Liquor License following the Closing or if the existing Liquor License needs to be revised to reflect the Purchaser as owner of the Property, then Seller shall apply for a new or modified Liquor License or, if advised by local counsel to be required under local laws, regulations or orders, Purchaser or its designee shall apply for a liquor license for the Hotel, at Seller's sole cost and expense, promptly after Closing. Seller and Purchaser shall cooperate to obtain a liquor license for the Hotel or modifications to the existing Liquor License or to maintain the existing Liquor License in effect. Until such time as such new or modified liquor license is obtained, Seller shall take all steps reasonably necessary to enable the current Liquor License to be used by the Hotel and to permit the uninterrupted sale and service of alcoholic beverages at the Hotel. The provisions of this Section 11.1
                                                                    ------------
shall survive the Closing.

                   11.2.   Franchise Agreement.
                           -------------------

                   (a) Purchaser may instruct Seller to terminate the Franchise Agreement with such termination to be effective as of the Closing Date, in Purchaser's sole discretion, provided that in such event Purchaser shall be solely responsible for the payment of liquidated damages, termination fees, costs or other liabilities arising from or related to the termination of such Franchise Agreement and shall indemnify and hold harmless Seller therefrom. The preceding provisions of this Section 11.2 shall survive the Closing or earlier
                             ------------
termination of this Agreement.

                   (b) As between Seller and Purchaser, Seller shall be solely responsible for obtaining, at its sole cost and expense, the Franchisor Comfort Letters and the consent of the franchisor, if required pursuant to the Franchise Agreement, to the transactions described in this Agreement; provided that the failure of Seller to obtain such Franchisor Comfort Letters or the consents of the franchisor, after using commercially reasonable, good faith efforts to do so in accordance with Section 8.1(o), shall not be a default under this Agreement;
                   --------------
provided further that Seller's obligation and liability to pay administrative fees imposed by the franchisor for such Franchisor Comfort Letters, such consents or otherwise in connection with the transaction contemplated by this Purchase Agreement shall be limited to the first One Hundred Thousand Dollars ($100,000) of the collective administrative fees required by the franchisor and by any franchisor in connection with the transactions contemplated by the Other Agreements and one-half of all amounts in excess thereof, and Purchaser hereby covenants and agrees to pay the other one-half of such administrative fees in excess of One Hundred Thousand Dollars ($100,000). In no event shall the requirement of payment of administrative fees constitute a reason for Purchaser to fail to close on the Property.

                   (c) In the event Purchaser directs Seller to terminate the Franchise Agreement pursuant to this Section 11.2 and intends to cause Operating
                                     ------------
Lessee, as lessee, to enter into a new franchise agreement at the Closing and has a binding commitment from the new franchisor for the same (subject to reasonable conditions), Seller and Purchaser hereby agree to negotiate in good faith to an adjustment of the rent payable pursuant to the Operating Lease for the Property, based on the terms and conditions of the new franchise agreement and its anticipated effect on Gross Revenues (as defined in the Operating Lease).

                   (d) Notwithstanding anything to the contrary contained herein (including without limitation subparagraph (b) above), if in connection with the transaction contemplated by this Agreement or the obtaining of the Franchisor Comfort Letters or franchisor consents, the franchisor requires any capital improvement to be made at the Property (hereinafter, a "PIP"), Purchaser shall be solely responsible for the cost and expense of the same. In no event shall the requirement of a PIP constitute a reason for Purchaser to fail to close on the Property. In lieu of agreeing to any PIP requirement, Purchaser may direct Seller to terminate the Franchise Agreement as provided in Section 11.2(a). If
                                                           ---------------
any such PIP requirement is imposed solely as a result of Purchaser's request for a Franchisor Comfort Letter, Purchaser may waive the delivery of such Franchisor Comfort Letter as a condition to Closing.

                   11.3.   License for Excluded Intellectual Property.  At the
                           ------------------------------------------
Closing, as part of the bill of sale and assignment agreement, Seller shall grant to Purchaser a nonexclusive license to use the Excluded Intellectual Property pursuant to the following terms and conditions:

                   (a) the license shall be effective from the Closing Date until the earlier of (i) the tenth anniversary of the Closing Date; or (ii) a termination pursuant to the provisions of Section 11.3(d) below;
                                          ---------------

                   (b)  upon the expiration of the license pursuant to clause
(i) of subparagraph (a) above, the license shall automatically terminate, without the need of notice from Seller, and Purchaser shall have no further right to use the Excluded Intellectual Property in connection with the Property;

                   (c) Purchaser covenants that it shall not and shall not permit the license for the Excluded Intellectual Property to be used in any manner which could impair the value of the Excluded Intellectual Property or the reputation of Seller or Seller's Affiliates or of any of the properties owned by Seller sharing the Excluded Intellectual Property with the Property; Purchaser shall indemnify and hold harmless Seller from and against any losses, costs or damages incurred by Seller as a result of Purchaser's failure to perform the covenant set forth in this subparagraph (c); and

                   (d) in the event Purchaser fails to perform the covenant set forth in subparagraph (c) above, Seller shall have the right to terminate the license upon written notice to Purchaser, and Purchaser shall have no further right to use the Excluded Intellectual Property.

The provisions of this Section 11.3 shall survive the Closing.
                       ------------

SECTION 12.  ADJUSTMENTS, PRORATIONS, AND DEPOSITS

                   12.1.   Matters to be Adjusted or Prorated.  To the extent
                           ----------------------------------
then capable of being calculated or estimated, on the Closing Date (the "Prorations Settlement"), and otherwise within 30 days after the Closing Date,
 ---------------------
the following items shall be apportioned as of the Cut-Off Time with respect to the Property and appropriate payments made as described in this Agreement in respect thereof (collectively, the "Adjustments"):
                    -----------

                   (a) Real estate and ad valorem taxes and assessments based on the rates and assessed valuation applicable in the current fiscal tax year, or if not established for such year, the latest fiscal year for which assessed. (In the latter case, an appropriate correction in the adjustment shall be made within one year after the Closing Date when the current year's assessments are established.)

                   (b) All rates, rents, charges, and payments for sewer, water, gas, electricity, telephone and other utility services for which final bills have not been rendered as of the Closing Date. Seller shall exercise reasonable efforts to cause meters to be read as of the Closing Date.

                   (c) Compensation for all employees, including all accrued wages, fringe benefits, including pension and similar benefits, vacation and sick pay, unemployment compensation, social security and other payroll taxes, and disability and workers' compensation insurance.

                   (d) Any taxes accrued and/or payable to the various local governments by any business entity operating the Hotel and its related businesses, including business and occupation taxes, retail sales taxes, gross receipts taxes, and other special lodging or hotel taxes, but excluding income taxes and franchise taxes of Seller.

                   (e) Rents collected under the Space Leases, including percentage rents (if any) based on the results from the most recently completed period (and adjusting payments shall be made as soon as reasonably practical after the Closing Date when final results are reported).

                   (f) All revenues from the rental of Hotel rooms (exclusive of Other Revenues) ("Room Revenues") for the night that includes 12:01 a.m. on
                     -------------
the Closing Date, which shall be divided equally between Purchaser and Seller.

                   (g) All revenues earned from operation of the Hotel other than Room Revenues, including without limitation, revenues from the sale of food, beverages, rental of meeting and banquet rooms, telephone sales, vending machines, valet and parking services, revenues from any "mini-bars" located in the Hotel rooms and all other revenues (the "Other Revenues"), provided that
                                             --------------
Other Revenues arising from the sale of food and beverages in restaurants and bars which do not remain open the entire Cut-Off Night shall be apportioned as of the last hour at which the applicable restaurant or bar is open.

                   (h) All sales, excise, hotel occupancy or other similar taxes (excluding in any event income, franchise and real property taxes) collected with respect to the Room Revenues and Other Revenues.

                   (i) All costs and expenses of operating the Hotel, including without limitation, amounts paid or payable under the Contracts, Franchise Agreement, and FF&E Leases which are reasonably capable of such proration.

                   (j) Seller's active guest ledger, cash drawers and house account, which shall be purchased at par.

         Seller shall pay all accounts payable at the Hotel relating to services or goods provided prior to Closing.

         With respect to subparagraph (b) through (j) it is the intent of Seller and Purchaser that all income and expenses relating to the Property shall be prorated as provided in this Section 12 such that Seller shall have the benefit
                             ----------
of all income and be responsible for all expenses and liabilities incurred in connection with the Property fairly allocable to the period prior to the Closing Date and that Operating Lessee under the Operating Lease at the Property shall have the benefit of all income and be responsible for all expenses and liabilities of the Property relating to the period from and after the Closing Date. With respect to the prorations and Adjustments set forth in subparagraph
(a), of this Section 12.1, the cash portion of the Purchase Price shall be
             ------------
adjusted based on the prorations between Seller and Purchaser with respect to such subparagraph.

                   12.2.   Certiorari  Proceeding.  Any refunds with respect to
                           ----------------------
certiorari proceedings for tax years prior to and including the current tax year shall belong to Seller and Seller may continue with and control such proceedings, provided that if any portion of a refund is received by Seller which relates to any period after the Closing, such portion shall be delivered to Purchaser. After the Review Period, Seller shall keep Purchaser advised of the status of any certiori proceedings which relate to the current tax year or could affect the taxes due for a subsequent tax year and Purchaser shall have the right to participate in and approve tax settlements of such certiori proceedings which relate to the current tax year, which settlements shall not be effective without Purchaser's prior written approval.

SECTION 13. RIGHT OF FIRST REFUSAL; RADIUS RESTRICTION; AMERISUITES HOTEL PURCHASE OPTION.

                   13.1.  Right of First Refusal on Full Service Hotels.
                          ---------------------------------------------

                   (a) Seller hereby grants to Purchaser a right of first refusal for a period commencing on the Closing Date and terminating on the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date upon which Article XXXVI of the Operating Lease for the Property is effected such that Seller no longer manages the Property (the "Restricted Period") on any and all Full
                                  -----------------
Service Hotels owned as of the date of this Agreement or acquired or constructed during the Restricted Period by (A) Seller or (B) any of Seller's wholly-owned subsidiaries or any other Person for which Seller may direct the sale of such Person's assets, whether through voting securities or by contract or otherwise (a "Seller Subsidiary"), on the terms and conditions set forth in this Section
    -----------------                                                  -------
13.1. If during the Restricted Period, Seller or a Seller Subsidiary shall
----
receive a bona fide offer (the "Offer") from an unaffiliated third party to
                                -----
purchase one or more of its Full Service Hotels and such Offer contains a price and terms acceptable to Seller or the Seller Subsidiary, as applicable, then Seller (x) shall notify Purchaser in writing promptly after the receipt of the Offer, such notice to be accompanied by a copy of the Offer, and (y) as promptly as possible, shall provide copies of, or reasonable access to, due diligence materials in Seller's possession, custody or control relating to such Full Service Hotels (including historical occupancy and Rev PAR information, title policies, title commitments and copies of documents referenced therein, surveys, environmental audits, zoning reports, engineering reports, appraisals, budgets and other similar materials, all to the extent in Seller's possession or control). By its delivery of such due diligence materials, Seller shall not be warranting or guaranteeing the accuracy of such information (though Seller shall not deliver any information which it knows to be untrue or misleading), it being agreed that Purchaser shall be responsible for making an independent investigation and determination with respect to such information. Within ten
(10) Business Days after the receipt of Seller's notice and the documents referred to in clause (y) of this Section 13.1, Purchaser shall notify Seller and the Seller Subsidiary in writing whether Purchaser desires to purchase the applicable Full Service Hotel at the price and on the terms set forth in the Offer.

                   (b) If Purchaser shall fail to respond within the ten (10) Business Day period referenced in subparagraph (a) above, Purchaser shall be deemed conclusively to have elected not to purchase the Full Service Hotel. In such event or if Purchaser elects not to purchase the Full Service Hotel, Seller or the Seller Subsidiary shall have the right to transfer the Full Service Hotel covered by the Offer to the party making the Offer, substantially in accordance with the terms of the Offer and without material modifications beneficial to said third party purchaser, without any further notice to Purchaser. If, however, Seller or the Seller Subsidiary and such third party purchaser thereafter agree to terms for such purchase which are materially different from those provided in the Offer and beneficial to the third party purchaser, then Purchaser's right of first refusal under this Section 13.1 shall be renewed with
                                              ------------
respect to such Full Service Hotel, on the terms of the Offer as so modified. If the sale of a Full Service Hotel is consummated with a third party, provided that Seller shall have complied with the requirements of this Section 13.1, this
                                                              ------------
Section 13.1 shall no
longer be applicable with respect to such Full Service Hotel simultaneously with the sale. The exercise or non-exercise by Purchaser of the right to purchase a Full Service Hotel does not affect Purchaser's continuing right of first refusal with respect to any other Full Service Hotels.

                   (c) If Purchaser elects to purchase the Full Service Hotel pursuant to the Offer, then within ten (10) Business Days after Seller's receipt of Purchaser's election to purchase, Seller or a Seller Subsidiary, as applicable, and Purchaser shall execute and deliver a contract of sale relating to such Full Service Hotel, containing the terms and conditions set forth in the Offer. Within three (3) Business Days after execution of such contract of sale, Purchaser shall pay the "Deposit" amount required thereunder to be held in escrow pursuant to the terms of the contract of sale. Purchaser agrees that the deposit required by any contract of sale to which Purchaser is a party for a Full Service Hotel shall be five percent (5%) of the purchase price for the Full Service Hotel.

                   (d) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 13.1 shall not apply to the
                                       ------------
Property or to any of the Properties for which Purchaser has terminated this Agreement or any of the Other Agreements, as applicable, or which has been elimiated from the Group Two Sale Agreement (unless the problem which Purchaser identified in the applicable notice of termination has been remedied in full), and Seller may sell such Properties without regard to this Section 13.1.
                                                           ------------

                   (e)  Purchaser's rights under this Section 13.1 shall not
                                                      ------------
apply to any Full Service Hotel which is subject to any foreclosure sale, or deed-in-lieu thereof and upon the completion of any such foreclosure sale or deed-in-lieu thereof, this Section 13.1 shall no longer be applicable with respect to such Full Service Hotel, unless the purchaser at such foreclosure sale is the Seller or a Seller Subsidiary. No further instrument or confirmation shall be required with respect to such termination.

                   (f) Notwithstanding anything to the contrary contained in this Agreement, this Section 13.1 shall not apply to the Full Service Hotel
                     ------------
located in St Thomas and known as "Frenchman's Reef" and Purchaser may sell that property without regard to this Section 13.1.
                                ------------

                   13.2.   Radius Restriction.  Subject to the provisions of
                           ------------------
Section 13.4 below, during the Restricted Period, neither Seller nor any Seller
------------
Subsidiary shall own, lease, acquire, construct or manage any Full Service Hotel located within a three (3) mile radius of the Hotel.

                   13.3.   AmeriSuites Hotels.
                           ------------------

                   (a) In the event that Seller or any Seller Subsidiary shall seek to acquire and/or construct a new "AmeriSuites" brand hotel within a radius of three (3) miles of the Property (each a "Proposed AmeriSuites Hotel") at any
                                            --------------------------
time during the Restricted Period, Purchaser or any of its Affiliates shall have the right and option to purchase said Proposed AmeriSuites Hotel (or Seller's interest therein) pursuant to the terms and conditions set forth below.

                   (b) With respect to each Proposed AmeriSuites Hotel, to the extent in Seller's possession and control and (to the extent applicable to the Proposed AmeriSuites Hotel) Seller shall submit in writing to Purchaser (or shall provide Purchaser with notice of and reasonable access to) the items set forth in clauses (i) through (ix) below (collectively, a "Project Plan") as soon
                                                          ------------
as such information is readily available and, with respect to any Proposed AmeriSuites Hotel which Seller seeks to construct, no later than 210 days prior to the anticipated completion date for construction set forth in the Project Plan. The Project Plan shall be comprised of the following:

                           (i)  to the extent then available or completed,
detailed plans and specifications for the construction of the Proposed AmeriSuites Hotel;

                           (ii)  a schedule for the estimated costs of
construction prepared jointly by the contractor engaged to perform the work and Seller; a construction schedule setting forth the target commencement date, substantial completion date and final completion date for the construction of the Projected AmeriSuites Hotel and the dates for completion of the various phases of construction, if applicable;

                           (iii)  estimated operating expenses and cash flow,
occupancy projections and Rev PAR information for the first twelve months after opening and for periods thereafter, to the extent then developed;

                           (iv)  historical occupancy and Rev Par information
for the preceding three years;

                           (v)  estimated costs for reflagging the Proposed
AmeriSuites Hotel;

                           (vi)  a title insurance commitment issued in Seller's
name relating to the site of the Proposed AmeriSuites Hotel, together with copies of all documents referenced therein;

                           (vii)  a survey of the site for the Proposed
AmeriSuites Hotel;

                           (viii)  any environmental or engineering reports
prepared in connection with the Proposed AmeriSuites Hotel; and

                           (ix)  such other information (including without
limitation market information) with respect to a Proposed AmeriSuites Hotel as may be reasonably necessary to permit a purchaser to adequately evaluate the same, provided such information has been developed and is in the possession of Seller or may be obtained at a nominal cost.

By its delivery of the Project Plan as provided in this Section 13.3(b), Seller
                                                        ---------------
shall not be warranting or guaranteeing the accuracy of such information (though Seller shall not deliver any information which it knows to be untrue or misleading), it being agreed that Purchaser shall be responsible for making an independent investigation and determination with respect to such information.

                   (c) No later than the date which is 30 days after Seller has provided the Project Plan to Purchaser, Purchaser shall notify Seller whether it will acquire the Proposed AmeriSuites Hotel on the following terms and conditions:

                           (i)  The purchase price for the Proposed AmeriSuites
Hotel shall be either (X) one hundred five percent (105%) of Construction Costs, if Seller constructs the Proposed AmeriSuites Hotel or (Y) 105% of Acquisition Costs, if Seller acquires an existing Proposed AmeriSuites Hotel; provided, however, that if Seller is able to assign to Purchaser any contract of sale between Seller and an owner of a Proposed AmeriSuites Hotel, without penalty, consent or a requirement of Seller's continuing liability thereafter, then Purchaser, in its sole discretion, may accept such assignment and pay to Seller in lieu of the purchase price described in this subparagraph (i), an amount equal to the sum of (A) any deposits made by Seller under the contract of sale,
(B) any reasonable costs or expenses incurred by Seller as of the date of the assignment and (c) an amount equal to that which, absent the assignment to Purchaser, would have been five percent (5%) of Acquisition Costs or Construction Costs, as appropriate;

                           (ii)  Within three (3) Business Days after providing
its notice of intent to purchase the Proposed AmeriSuites Hotel, Purchaser shall provide to an escrow agent reasonably acceptable to Seller and Purchaser a deposit toward the purchase price in an amount equal to five percent (5%) of the purchase price, which deposit, at Purchaser's election, may be in the form of a letter of credit issued by a bank or other lending institution reasonably approved by Seller;

                           (iii)  Any hotel which Purchaser or its Affiliates
acquires pursuant to this Section 13.3 shall be operated as an AmeriSuites brand
                          ------------
hotel pursuant to a franchise agreement entered into by Purchaser or its Affiliate, as franchisee, and Seller, as franchisor, which franchise agreement shall have a minimum term of ten (10) years and be in Seller's then-standard form of franchise agreement at such time;

                           (iv)  At the Closing, in the event Purchaser or its
Affiliate simultaneously enters into an operating lease with an Affiliate of Purchaser for the operation of the Proposed AmeriSuites Hotel and directs that the such entity be the franchisee, Seller, as franchisor, shall provide a "comfort letter" in favor of Purchaser substantially in the form of Exhibit E-1;
                                                                    -----------
and

                           (v)  If Seller constructs the Proposed AmeriSuites
Hotel, the obligation of Purchaser to close on the acquisition thereof shall be conditioned on receipt of a temporary certificate of occupancy for the Proposed AmeriSuites Hotel.

                   (d) If Purchaser elects to acquire the Proposed AmeriSuites Hotel, then within ten (10) Business Days after Seller's receipt of Purchaser's election to purchase, Seller or a Seller Subsidiary, as applicable, and Purchaser shall execute and deliver a contract of sale relating to such Proposed AmeriSuites Hotel, containing (among other terms) the terms and conditions set forth in this Section 13.3.
              ------------

                   (e) If Purchaser fails to exercise its option to purchase by providing written notice to Seller within the time period set forth in subparagraph (c), Purchaser shall be deemed conclusively to have rejected its option to purchase the Proposed AmeriSuites Hotel. In such event or if Purchaser rejects its option to purchase a Proposed AmeriSuites Hotel, this Agreement immediately shall terminate and be of no further force and effect with respect to such Proposed AmeriSuites Hotel. Notwithstanding the foregoing, Seller shall be obligated to re-offer such Proposed AmeriSuites Hotel to Purchaser in accordance with this Section 13.3 if the size of the Proposed AmeriSuites Hotel
                     ------------
is changed substantially or any projection of total costs and expenses for such Proposed AmeriSuites Hotel shows total costs and expenses which are substantially less than those contained in the Project Plan. The exercise or non-exercise by Purchaser of the right to purchase a particular Proposed AmeriSuites Hotel does not affect Purchaser's continuing rights under this
Section 13.3 with respect to any other Proposed AmeriSuites Hotels.
------------

                   (f) Except as provided by subsection (g) below, the obligations of Seller under this Section 13.3 shall apply to any "AmeriSuites"
                                 ------------
hotels which Seller or any Seller Subsidiary owns or which Seller or any Seller Subsidiary has the right to sell, and Seller shall cause such Seller Subsidiaries desiring to sell any "AmeriSuites" or similar hotel to comply with this Section 13.3 on the same terms as Seller. Reference to "sell" in this
     ------------
Section 13.3 shall refer to sale of fee simple title, ground lease, joint
------------
venture or similar arrangements.

                   (g)  The provisions of this Section 13.3 shall not apply to
                                               ------------
any AmeriSuites hotels which are owned, operated or under construction by Seller or a Seller Subsidiary as of the date of this Agreement, including without limitation those certain AmeriSuites hotels located at (i) Shelton, CT, (ii) Secaucus, NJ, (iii) Princeton, NJ and (iv) Las Vegas, NV, and Seller may own, operate and/or construct such AmeriSuites hotels without regard to this Agreement.

                   13.4.   Multi-Property Exception.  Notwithstanding anything
                           ------------------------
to the contrary contained herein, if Seller at any time (including during the Restricted Period), (i) has the opportunity to own, lease, acquire, construct or manage five (5) or more Full Service Hotels (other than the Hotel and the hotels subject to the Other Agreements or the Group Two Sale Agreement) as a result of a single transaction and (ii) twenty-five percent (25%) or less of such Full Service Hotels would violate the restrictions set forth in Section 13.2 above,
                                                           ------------
then Seller, in its sole discretion, may own, lease, acquire, construct or manage such Full Service Hotels, which Full Service Hotels shall not be subject to the provisions of Section 13.2 and there shall be no default of this
                     ------------
Agreement by reason of Seller owning, leasing, acquiring, developing or managing such Full Service Hotels.

                   13.5.   Survival  and  Damages.  Notwithstanding any contrary
                           ----------------------
limitations contained elsewhere in this Agreement, the provisions of this
Section 13 shall survive the Closing for the duration of the Restricted Period.
----------
In the event that Seller or a Seller Subsidiary shall breach any of the covenants and provisions contained in this Section 13, Purchaser shall be entitled to enforce the terms of this section by specific performance or seek damages in a court of law and the provisions of Section 10 shall not apply.
                                                ----------

                   13.6.   General Provisions.
                           ------------------

                   (a)  The provisions of this Section 13 shall be binding
                                               ----------
solely on Seller and Seller Subsidiaries and not on other of Seller's Affiliates or their respective directors, officers, shareholders or employees. Furthermore, the provisions of this Section 13 shall not apply to transfers by operation of
                       ----------
law, deed or otherwise to a Person in the event of a Change in Control of Seller, and immediately after such a Change in Control, the provisions of this
Section 13 shall be deemed null, void and of no further force and effect.
----------
                   (b)  When applicable pursuant to Section 13.1 or Section
                                                    ------------    -------
13.3, Seller or a Seller Subsidiary, as applicable, and Purchaser or its
----
Affiliate, as applicable, shall use reasonable, good faith efforts to agree upon the terms of the contract of sale which shall incorporate the terms of this Agreement to the extent consistent with the Offer or the provisions of Section
                                                                       -------
13.3, as applicable, provided that the provisions relating to payment of a
----
portion of the purchase price in LP Units and the provisions of this Section 13
                                                                     ----------
shall not be included in such a contract of sale. If Seller or a Seller Subsidiary and Purchaser or its Affiliate shall be unable to agree on the terms thereof within ten (10) Business Days after Seller's receipt of

Purchaser's election to purchase, the parties shall submit such issue to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor organization thereto.

                   (c) Time shall be of the essence as to all periods set forth in this Section 13.
        ----------

                   (d) If Purchaser shall at any time materially breach its agreement to purchase any Full Service Hotel or any Proposed AmeriSuites Hotel or materially default under any contract of sale entered into with respect thereto (subject to any applicable notice and cure periods), Purchaser thereafter shall have no further rights to purchase hotel properties pursuant to
Section 13.1 and/or Section 13.3 and Seller shall have no further obligations
------------        ------------
under said Sections. This provision shall be in addition to any and all other remedies, including liquidated damages provisions, which Seller may have under said contracts of sale.

                   (e) As a condition to receiving the due diligence materials and Project Plans contemplated in Section 13.1 and Section 13.3, Purchaser shall
                                  ------------     ------------
sign a confidentiality agreement in form reasonably acceptable to Seller, which confidentiality agreement shall contain substantially the same provisions as
Section 14.4.
------------

                   (f)  None of the rights created or granted pursuant to this
Section 13 shall constitute a lien on any property.
----------

                   (g) Neither party hereto shall record this Agreement or any memorandum thereof without the written consent of the other party.

                   (h)  The provisions of this Section 13 shall be personal to
                                               ----------
Purchaser and its Affiliates. In no event shall Purchaser assign, transfer or otherwise convey its rights under this Section 13 to any Person other than an
                                       ----------
Affiliate of Purchaser without Seller's prior written consent, which consent may be withheld in Seller's sole discretion; any transfer in violation of this
Section 13.6(h) shall be void and of no force or effect.
---------------

                   (i) Notwithstanding anything to the contrary contained in this Agreement, Seller retains the unrestricted right to continue to grant franchise agreements for "AmeriSuites" hotels to unaffiliated third-parties. So long as such franchisees are not Seller Affiliates, the provisions of this
Section 13 shall be inapplicable with respect thereto.
----------

                   (j)  The provisions of this Section 13 shall survive the
                                               ----------
Closing.

SECTION 14.  MISCELLANEOUS.

                   14.1.   Agreement to Indemnify.
                           ----------------------

                   (a) Subject to any express provisions of this Agreement to the contrary, (i) Seller shall indemnify and hold harmless Purchaser and its permitted (under this Agreement) successors and assigns from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) Space Leases, the Declaration of Condominium or Contracts and relating to periods prior to the Closing or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof at any time or times prior to the Closing or (z) all accounts payable and sales taxes due for or on account of the period prior to Closing, and (ii) Purchaser shall indemnify and hold harmless Seller from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) the Contracts, the Space Leases, or the Declaration of Condominium relating to periods on or after the Closing, or
(y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about the Property or any portion thereof at any time or times on or after the Closing or (z) sales taxes due for or on account of the period from and after the Closing.

                   (b) Whenever it is provided in this Agreement that an obligation of Seller will be assumed by Purchaser on or after the Closing, Purchaser shall be deemed to have also agreed to indemnify and hold harmless Seller and its respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of Purchaser to perform the obligation so assumed on or after the Closing.

                   (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

                   (d)  At the request of either party, the provisions of this
Section 14.1 shall be included in any or all of the Closing documents
------------
contemplated by this Agreement. The provisions of this

Section 14.1 shall survive the Closing and the termination of this Agreement.
------------

                   14.2.   Brokerage  Commissions.  Each of the parties hereto
                           ----------------------
represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, other than NationsBanc Montgomery Securities, Inc.. Seller shall be solely responsible for and shall indemnify and hold harmless Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by NationsBanc Montgomery Securities, Inc. or any other broker, finder or like agent claiming by or through Seller. Purchaser shall be solely responsible for and shall indemnify and hold harmless Seller and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made any broker, finder or like agent claiming by or through Purchaser. The provisions of this Section 14.2 shall survive the
                                                ------------
Closing and any termination of this Agreement.

                   14.3.   Publicity.  The parties agree that no party shall
                           ---------
contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement, the transactions contemplated by this Agreement or any materials provided or prepared in accordance with this Agreement (including without limitation, all due diligence materials, whether prepared by Seller or Purchaser) to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except as required by law or contractual obligations of such parties to third parties or as advised by reputable counsel to be in accordance with law or such contractual obligation. No party, or its employees shall trade in the securities of any parent or affiliate of Seller or of Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof. The provisions of this Section 14.3 shall
                                                             ------------
survive the Closing or earlier termination of this Agreement.

                   14.4.   Confidentiality.  Except to the extent otherwise
                           ---------------
provided herein, required by law or advised by counsel to be in accordance with law or as contemplated by Section 14.3, until the consummation of the
                          ------------
transactions contemplated by this Agreement, Seller and Purchaser shall hold and shall cause the Seller Subsidiaries and the Purchaser's Affiliates, respectively, to hold all information and documents obtained in connection with the transactions contemplated by this Agreement confidential, including without limitation any oral and written information concerning the Seller and the Hotel (collectively, the "Due Diligence Material"), provided that
                                         ----------------------
the parties to this Agreement may disclose such information and documents to their respective legal counsel, accountants, employees (to the extent an employee's services are requested in connection with this Agreement), lenders and their counsel, brokers, boards of directors, any hotel franchisors, any marketing company employed to do feasibility studies or any investment banking, environmental or engineering consultants retained in connection with the proposed transaction, subject to this confidentiality provision. If the purchase and sale contemplated by this Agreement is not consummated for any reason whatever, each party to this Agreement shall as soon as reasonably practicable, return all such information and documents (and any copies thereof in such parties' possession) to the other party. Purchaser and Seller each hereby agree to indemnify and hold harmless the other from and against any and all claims, demands, suits, causes of action, judgments, damages, losses, fines, penalties, costs and expenses, including without limitation reasonable attorneys' fees and disbursements relating to the a breach by such indemnifying party (or its directors, officers, shareholders, partners, members, agents, employees or any independent contractors retained by it) of any of the covenants to be performed by such party contained in this Section 14.4. Notwithstanding anything to the
                                ------------
contrary contained in this Agreement, the provisions of this Section 14.4 shall
                                                             ------------
survive the Closing for a period of two (2) years. With respect to the indemnity obligations or any breach of this Section 14.4, the provisions of Section 10
                                  ------------                    ----------
shall not apply and the indemnified party may seek damages in a court of law or exercise any other remedies available at law or equity.

                   14.5.   Notices.  (a)  Any and all notices, demands,
                           -------
consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                   (a) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                   (b)  All such notices shall be addressed,

     If to Seller to:

     Prime Hospitality Corp.
     700 Route 46 East
     Fairfield, New Jersey  07707-2700
     Attn:  Mr. David Simon
     [Telecopier No. (201) 882-8577]


     and

     Prime Hospitality Corp.
     700 Route 46 East
     Fairfield, New Jersey  07707-2700
     Attn:  General Counsel
     [Telecopier No. (201) 882-8577]

     with a copy to:

     Willkie Farr & Gallagher
     One Citicorp Center
     153 East 53rd Street
     New York, New York  10022-4677
     Attn:  Eugene A. Pinover, Esq.
     [Telecopier No. (212) 821-8111]


     if to Purchaser, to:

     American General Hospitality
     Operating Partnership, L.P.
     5605 MacArthur Blvd., Suite 1200
     Irving, Texas 75038
     Attn:  Steven D. Jorns and/or Bruce G. Wiles
     [Telecopier No. (972) 550-6895]

     with a copy to:

     Battle Fowler LLP
     75 East 55th Street
     New York, New York 10022
     Attn:  Douglas A. Raelson, Esq.
     [Telecopier No. (212) 856-7806]

                  (c) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                   14.6.   Waivers, Etc.  Any waiver of any term or condition of
                           ------------
this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

                   14.7.   Assignment; Successors and Assigns.  Except as
                           ----------------------------------
otherwise expressly set forth in this Agreement, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties; provided, however, that (a) Purchaser shall have the right to designate an Affiliate(s) of Purchaser to receive record title to the Property, (b) Seller shall have the right to designate an Affiliate of Seller to be the Operating Lessee under the Operating Lease. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

                   14.8.   Severability.  If any provision of this Agreement
                           ------------
shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                   14.9.   Counterparts, Etc.  This Agreement may be executed in
                           -----------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

                   14.10.  Governing Law.  This Agreement shall be interpreted,
                           -------------
construed, applied and enforced in accordance with the laws of the State of New York applicable to contracts between residents of the State of New York which are to be performed entirely within the State of New York, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or
(iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of New York; or (vii) any combination of the foregoing.

                   To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of New York as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

                   14.11.  Performance on Business Days.  In the event the date
                           ----------------------------
on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

                   14.12.  Attorneys' Fees.  If any lawsuit or arbitration or
                           ---------------
other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

                   14.13.  Section and Other Headings.  The headings contained
                           --------------------------
in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                   14.14.  Financing and Priority of Operating Lease.  If
                           -----------------------------------------
Purchaser, in connection with the Closing or thereafter during the term of the Operating Lease, desires to obtain financing from a Mortgagee secured by a lien the Property, Purchaser shall cause the Mortgagee to provide Operating Lessee, as lessee, with a Subordination, Nondisturbance and Attornment Agreement. If Purchaser shall fail to provide such Subordination, Nondisturbance and Attornment Agreement, the Operating Lease shall be superior to the lien of said financing. The provisions of this Section 14.14 shall
                                                      -------------
survive Closing or termination of this Agreement.

                   14.15.  Group Two Purchase and Sale Agreement.
                           -------------------------------------
Contemporaneously with entering into the Original Agreement, Purchaser and Seller entered into that certain Purchase and Sale Agreement for the sale of an additional eleven properties (or leasehold interests therein) (the "Group Two
                                                                    ---------
Sale Agreement"), the closing of which sale is not contemplated to occur prior
--------------
to September 30, 1998. The parties agree that any default or termination of this Agreement automatically shall be a default or termination, as applicable, of the Group Two Sale Agreement.

                   14.16.  Exceptions to Liquidated Damages.  Notwithstanding
                           --------------------------------
anything to the contrary contained in this Agreement, the provisions of Section
                                                                        -------
10 shall not apply to any rights or obligations of Seller or Purchaser which
--
survive the Closing and in connection with such matters which survive the Closing, a party may seek damages in a court of law or exercise any other remedies available at law or equity.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.


                                   SELLER:

                                   MAHWAH HOLDING CORP., a Delaware
                                   corporation


                                   By: /s/ RICHARD SZYMANSKI
                                       ----------------------------------
                                       Richard Szymanski
                                       Vice President


                                   PURCHASER:


                                   AMERICAN GENERAL HOSPITALITY
                                   OPERATING PARTNERSHIP, L.P., a
                                   Delaware limited partnership


                                   By: AGH GP, Inc., its sole general
                                   partner


                                   By: /s/ BRUCE G. WILES
                                      -----------------------------------
                                      Bruce G. Wiles
                                      Executive Vice President



Joining in this Agreement for purposes of acknowledging and agreeing to the provisions of Section 2.4(c), Section 6.19 and Section 10:


PRIME HOSPITALITY CORP., a
Delaware corporation


By: /s/ RICHARD SZYMANSKI
   -------------------------------------
    Richard Szymanski
    Vice President

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